Exhibit 99.2

RESOURCES ASSESSMENT

Assessment of Gross (100 Percent)
Prospective Oil Resources for
Certain Prospects and Leads Located
Offshore Guinea

As of July 1, 2010

Prepared for
Hyperdynamics Corporation

WORLDWIDE PETROLEUM
CONSULTANTS
ENGINEERING • GEOLOGY
GEOPHYSICS • PETROPHYSICS

WORLDWIDE PETROLEUM CONSULTANTS ENGINEERING • GEOLOGY • GEOPHYSICS • PETROPHYSICS	CHAIRMAN & CEO	EXECUTIVE COMMITTEE
	C.H. (SCOTT) REES III	P. SCOTT FROST - DALLAS
	PRESIDENT & COO	J. CARTER HENSON, JR. HOUSTON
	DANNY D. SIMMONS	DAN PAUL SMITH - DALLAS
	EXECUTIVE VP	JOSEPH J. SPELLMAN - DALLAS
	G. LANCE BINDER	THOMAS J. TELLA II - DALLAS

September 7, 2010

Mr. Ray Leonard

Hyperdynamics Corporation

12012 Wickchester Lane, Suite 475

Houston, Texas 77079

Dear Mr. Leonard:

In accordance with your request, we have conducted an assessment of the gross (100 percent) prospective oil resources, as of July 1, 2010, for certain prospects and leads located offshore Guinea and operated by Hyperdynamics Corporation (Hyperdynamics).  It is our understanding that Hyperdynamics owns a 77 percent working interest in the offshore Guinea license area containing these prospects and leads. Prospective resources are those quantities of petroleum which are estimated, as of a given date, to be potentially recoverable from undiscovered accumulations by application of future development projects. The prospective resources included in this report indicate exploration opportunities and development potential in the event a petroleum discovery is made and should not be construed as reserves or contingent resources. Entities for which prospective resources have been estimated in this report have been subclassified as prospects and leads.  The 2007 Petroleum Resources Management System (PRMS) defines a prospect as a project associated with a potential accumulation that is sufficiently well defined to represent a viable drilling target. The PRMS defines a lead as a project associated with a potential accumulation that is currently poorly defined and requires more data acquisition and/or evaluation in order to be classified as a prospect. A geologic risk assessment was performed for each of these prospects and leads, as discussed in subsequent paragraphs. The estimates in this report have been prepared in accordance with the definitions and guidelines set forth in the PRMS approved by the Society of Petroleum Engineers (SPE); definitions are presented immediately following this letter. Following the definitions is a list of abbreviations used in this report. This report does not include economic analysis for these properties.

We estimate the gross (100 percent) undiscovered original oil-in-place (OOIP) and unrisked prospective oil resources for the offshore Guinea prospects and leads, as of July 1, 2010, to be:

	Gross (100 Percent) Oil Volumes (MMBBL)
	Undiscovered OOIP			Unrisked Prospective Oil Resources
	Low	Best	High	Low	Best	High
Prospect/Lead	Estimate	Estimate	Estimate	Estimate	Estimate	Estimate

Fan 1 Prospect	901	1,688	2,675	243	567	1,021
Structure 3 Prospect (1)	1,044	1,774	2,840	288	593	1,082

TFB 1 Lead	282	478	766	78	161	290
TFB 2A Lead	86	148	236	24	49	90
TFB 2B Lead	93	159	253	26	53	96
TFB 3 Lead	499	845	1,362	137	285	528
TFB 4 Lead	598	1,003	1,609	165	335	615
TFB 5A Lead	77	130	211	21	44	81
TFB 5B Lead	134	232	366	38	78	141
TFB 8A Lead	72	122	196	20	41	75
TFB 8B Lead	96	162	263	26	54	99

(1) Volumes are the arithmetic sum of multiple probability distributions.

4500 THANKSGIVING TOWER • 1601 ELM STREET • DALLAS, TEXAS 75201-4754 • PH: 214-969-5401 • FAX: 214-969-5411	nsai@nsai-petro.com
1221 LAMAR STREET, SUITE 1200 • HOUSTON, TEXAS 77010-3072 • PH: 713-654-4950 • FAX: 713-654-4951	netherlandsewell.com

The oil resources shown include crude oil only.  Oil volumes are expressed in millions of barrels (MMBBL); a barrel is equivalent to 42 United States gallons.

The prospective resources shown in this report have been estimated using a combination of deterministic and probabilistic methods and are dependent on a petroleum discovery being made. If a discovery is made and a development is subsequently undertaken, the probability that the potentially recoverable volumes will equal or exceed the unrisked estimated amounts is 90 percent for the low estimate, 50 percent for the best estimate, and 10 percent for the high estimate. As recommended in the PRMS, the low, best, and high estimate prospective resources have been aggregated beyond the objective interval level by arithmetic summation; therefore, these volumes do not include the portfolio effect that might result from statistical aggregation.

A geologic risk assessment was conducted for each prospect and lead. Geologic risking of prospective resources addresses the probability of success for the discovery of petroleum; this risk analysis is conducted independently of probabilistic estimations of petroleum volumes and without regard to the chance of development. Principal risk elements of the petroleum system include (1) trap and seal characteristics; (2) reservoir presence and quality; (3) source rock capacity, quality, and maturity; and (4) timing, migration, and preservation of petroleum in relation to trap and seal formation.  Geologic risk assessment is a highly subjective process dependent upon the experience and judgment of the evaluators and is subject to revisions with further data acquisition or interpretation.  Included in this report is a discussion of the primary risk elements for each prospect and lead. Unrisked prospective resources are estimated ranges of recoverable oil volumes assuming a petroleum discovery is made and are based on estimated ranges of undiscovered in-place volumes.

Each prospect and lead was evaluated to determine probabilistic ranges of in-place and recoverable petroleum and was risked as an independent entity without dependency between potential prospect or lead drilling outcomes.  If petroleum discoveries are made, smaller-volume prospects or leads may not be commercial to independently develop although they may become candidates for satellite developments and tie-backs to existing infrastructure at some future date. The development infrastructure and data obtained from early discoveries will alter both prospect risk and future economics of subsequent discoveries and developments.

The cost of exploration and development, including drilling, completion, and production infrastructure, remain uncertain since no wells have been drilled on the license since 1977 and no wells have been placed on production.  There is also uncertainty regarding the rate of production and ultimate recovery per well, factors which greatly influence economics.  Furthermore, the fraction of gross production to which Hyperdynamics is ultimately entitled is dependent on production rates, production volumes, and prevailing oil prices at the time of extraction.  Because of these combined uncertainties, no economic analysis has been performed for the prospective resources included herein.

As shown in the Table of Contents, the Technical Discussion section of this report includes an overview of the license area, a summary of the license terms, a review of the data available for this evaluation, an overview of the geologic setting and previous exploration, and a discussion of the technical approach used in our assessments. Included in the Figures section are pertinent maps, seismic lines, and exhibits.

For the purposes of this report, we did not perform any field inspection of the prospects or leads. Based on the information provided by Hyperdynamics, it is our opinion that a field visit was not required and would not materially affect our evaluation. We have not investigated possible environmental liability related to the prospects or leads.

It should be understood that the prospective resources discussed and shown herein are those undiscovered, highly speculative resources estimated beyond reserves or contingent resources where geological and geophysical data suggest the potential for discovery of petroleum but where the level of proof is insufficient for classification as reserves or contingent resources. The unrisked prospective resources are those volumes that could reasonably be expected to be recovered in the event of the successful exploration and development of these prospects and leads.

For the purposes of this report, we used technical data including, but not limited to, well logs, geologic maps, seismic data, and property ownership interests.  The resources in this report have been estimated using a combination of deterministic and probabilistic methods; these estimates have been prepared in accordance with generally accepted petroleum engineering and evaluation principles.  We used standard engineering and geoscience methods, or a combination of methods, such as volumetric analysis, analogy, and Monte Carlo simulation, that we considered to be appropriate and necessary to classify, categorize, and estimate resources in accordance with the 2007 PRMS definitions and guidelines. These resources are for undeveloped locations and therefore are based on estimates of reservoir volumes and recovery efficiencies along with analogy to properties with similar geologic and reservoir characteristics. In evaluating the information at our disposal concerning this report, we have excluded from our consideration all matters as to which the controlling interpretation may be political, socioeconomic, legal, or accounting, rather than engineering and geoscience. As in all aspects of oil and gas evaluation, there are uncertainties inherent in the interpretation of engineering and geoscience data; therefore, our conclusions necessarily represent only informed professional judgment. We hereby assert that we are unaware of any material change in any of the data available for the properties included in this report that would cause us to materially alter the estimates set forth herein.

Netherland, Sewell & Associates, Inc. (NSAI) was established in 1961 and has offices in Dallas and Houston, Texas.  Our company has conducted technical reserves, resources, and deliverability studies for financial institutions, private and government companies, and government agencies throughout the world. Our staff and associates work as a team to provide the integrated expertise required for complex field studies and reserves and resources evaluations. We are independent petroleum engineers, geologists, geophysicists, and petrophysicists; with the exception of the provision of professional services on a fee basis, NSAI has no commercial arrangement with any person or company involved in the production sharing contract for the property located offshore Guinea that is the subject of this report. Our fee for this evaluation and report is not contingent on the results obtained and reported, and NSAI will receive no other benefit for the preparation of this report. We have not performed any other work that might affect our objectivity.  Neither NSAI nor any of its directors, officers, employees, or subconsultants has any pecuniary or other interests in the subject production sharing contract for the property located offshore Guinea or in Hyperdynamics or any related companies.

This evaluation has been led by Mr. Philip R. Hodgson and Mr. Richard F. Krenek II.  Mr. Hodgson is a Vice President and Senior Technical Advisor of NSAI in the firm’s Dallas office at 1601 Elm Street, Suite 4500, Dallas, Texas, 75201. He has over 25 years of experience in the petroleum industry with over 11 years at NSAI. He is a Licensed Professional Geophysicist in the State of Texas (Texas Registration No. 1314), a certified petroleum geologist and geophysicist with the American Association of Petroleum Geologists, and a member of the Society of Exploration Geophysicists.  Mr. Hodgson has extensive international experience in reserves, contingent resources, and prospective resources assessments, including evaluations in Mauritania, Nigeria, Cameroon, Equatorial Guinea, Côte d’Ivoire, Gabon, Congo, and Angola. Mr. Hodgson has performed numerous prospective resources assessments.

Mr. Krenek is a Vice President of NSAI and is a team leader in the firm’s Dallas office at 1601 Elm Street, Suite 4500, Dallas, Texas, 75201. He has 24 years of experience in the petroleum industry with 20 years at NSAI and is a Licensed Professional Engineer in the State of Texas (Texas Registration No. 73198).  Mr. Krenek is a member of the SPE and a member of the Society of Petroleum Evaluation Engineers (SPEE). Mr. Krenek also serves on the Board of Directors of the SPEE.  Mr. Krenek has extensive experience evaluating reserves, contingent resources, and prospective resources for oil and gas reservoirs around the world, including several projects involving properties offshore Nigeria.

The contractual rights to the prospects have not been examined by NSAI, nor has the actual degree or type of interest owned been independently confirmed.  The data used in our estimates were obtained from Hyperdynamics and the nonconfidential files of NSAI and were accepted as accurate. Supporting geoscience, field performance, and work data are on file in our office. The technical persons responsible for preparing the resources estimates presented herein meet the requirements regarding qualifications, independence, objectivity, and confidentiality set forth in the Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves Information promulgated by the SPE.

Sincerely,

NETHERLAND, SEWELL & ASSOCIATES, INC.
Texas Registered Engineering Firm F-002699

		By:	/s/ C.H. (Scott) Rees III
C.H. (Scott) Rees III, P.E.
Chairman and Chief Executive Officer

By:	/s/ Richard F. Krenek II	By:	/s/ Philip R. Hodgson
	Richard F. Krenek II, P.E. 73198		Philip R. Hodgson, P.G. 1314
	Vice President		Vice President

Date Signed: September 7, 2010		Date Signed: September 7, 2010

PRH:AMM

Please be advised that the digital document you are viewing is provided by Netherland, Sewell & Associates, Inc. (NSAI) as a convenience to our clients. The digital document is intended to be substantively the same as the original signed document maintained by NSAI. The digital document is subject to the parameters, limitations, and conditions stated in the original document. In the event of any differences between the digital document and the original document, the original document shall control and supersede the digital document.

PETROLEUM RESERVES AND RESOURCES CLASSIFICATION AND DEFINITIONS

Excerpted from the Petroleum Resources Management System Approved by the Society of Petroleum Engineers (SPE) Board of Directors, March 2007

This document contains information excerpted from definitions and guidelines prepared by the Oil and Gas Reserves Committee of the Society of Petroleum Engineers (SPE) and reviewed and jointly sponsored by the World Petroleum Council (WPC), the American Association of Petroleum Geologists (AAPG), and the Society of Petroleum Evaluation Engineers (SPEE).

Preamble

Petroleum resources are the estimated quantities of hydrocarbons naturally occurring on or within the Earth’s crust. Resource assessments estimate total quantities in known and yet-to-be-discovered accumulations; resources evaluations are focused on those quantities that can potentially be recovered and marketed by commercial projects.  A petroleum resources management system provides a consistent approach to estimating petroleum quantities, evaluating development projects, and presenting results within a comprehensive classification framework.

These definitions and guidelines are designed to provide a common reference for the international petroleum industry, including national reporting and regulatory disclosure agencies, and to support petroleum project and portfolio management requirements. They are intended to improve clarity in global communications regarding petroleum resources. It is expected that this document will be supplemented with industry education programs and application guides addressing their implementation in a wide spectrum of technical and/or commercial settings.

It is understood that these definitions and guidelines allow flexibility for users and agencies to tailor application for their particular needs; however, any modifications to the guidance contained herein should be clearly identified. The definitions and guidelines contained in this document must not be construed as modifying the interpretation or application of any existing regulatory reporting requirements.

1.0  Basic Principles and Definitions

The estimation of petroleum resource quantities involves the interpretation of volumes and values that have an inherent degree of uncertainty.  These quantities are associated with development projects at various stages of design and implementation. Use of a consistent classification system enhances comparisons between projects, groups of projects, and total company portfolios according to forecast production profiles and recoveries. Such a system must consider both technical and commercial factors that impact the project’s economic feasibility, its productive life, and its related cash flows.

1.1  Petroleum Resources Classification Framework

Petroleum is defined as a naturally occurring mixture consisting of hydrocarbons in the gaseous, liquid, or solid phase. Petroleum may also contain non-hydrocarbons, common examples of which are carbon dioxide, nitrogen, hydrogen sulfide and sulfur. In rare cases, non-hydrocarbon content could be greater than 50%.

The term “resources” as used herein is intended to encompass all quantities of petroleum naturally occurring on or within the Earth’s crust, discovered and undiscovered (recoverable and unrecoverable), plus those quantities already produced. Further, it includes all types of petroleum whether currently considered “conventional” or “unconventional.”

Figure 1-1: Resources Classification Framework.

Figure 1-1 is a graphical representation of the SPE/WPC/ AAPG/SPEE resources classification system. The system defines the major recoverable resources classes: Production, Reserves, Contingent Resources, and Prospective Resources, as well as Unrecoverable petroleum.

The “Range of Uncertainty” reflects a range of estimated quantities potentially recoverable from an accumulation by a project, while the vertical axis represents the “Chance of

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PETROLEUM RESERVES AND RESOURCES CLASSIFICATION AND DEFINITIONS

Excerpted from the Petroleum Resources Management System Approved by the Society of Petroleum Engineers (SPE) Board of Directors, March 2007

Commerciality”, that is, the chance that the project that will be developed and reach commercial producing status.  The following definitions apply to the major subdivisions within the resources classification:

TOTAL PETROLEUM INITIALLY-IN-PLACE is that quantity of petroleum that is estimated to exist originally in naturally occurring accumulations. It includes that quantity of petroleum that is estimated, as of a given date, to be contained in known accumulations prior to production plus those estimated quantities in accumulations yet to be discovered (equivalent to “total resources”).

DISCOVERED PETROLEUM INITIALLY-IN-PLACE is that quantity of petroleum that is estimated, as of a given date, to be contained in known accumulations prior to production.

PRODUCTION is the cumulative quantity of petroleum that has been recovered at a given date.  While all recoverable resources are estimated and production is measured in terms of the sales product specifications, raw production (sales plus non-sales) quantities are also measured and required to support engineering analyses based on reservoir voidage (see Production Measurement, section 3.2).

Multiple development projects may be applied to each known accumulation, and each project will recover an estimated portion of the initially-in-place quantities. The projects shall be subdivided into Commercial and Sub-Commercial, with the estimated recoverable quantities being classified as Reserves and Contingent Resources respectively, as defined below.

RESERVES are those quantities of petroleum anticipated to be commercially recoverable by application of development projects to known accumulations from a given date forward under defined conditions. Reserves must further satisfy four criteria: they must be discovered, recoverable, commercial, and remaining (as of the evaluation date) based on the development project(s) applied. Reserves are further categorized in accordance with the level of certainty associated with the estimates and may be sub-classified based on project maturity and/or characterized by development and production status.

CONTINGENT RESOURCES are those quantities of petroleum estimated, as of a given date, to be potentially recoverable from known accumulations, but the applied project(s) are not yet considered mature enough for commercial development due to one or more contingencies.  Contingent Resources may include, for example, projects for which there are currently no viable markets, or where commercial recovery is dependent on technology under development, or where evaluation of the accumulation is insufficient to clearly assess commerciality. Contingent Resources are further categorized in accordance with the level of certainty associated with the estimates and may be subclassified based on project maturity and/or characterized by their economic status.

UNDISCOVERED PETROLEUM INITIALLY-IN-PLACE is that quantity of petroleum estimated, as of a given date, to be contained within accumulations yet to be discovered.

PROSPECTIVE RESOURCES are those quantities of petroleum estimated, as of a given date, to be potentially recoverable from undiscovered accumulations by application of future development projects. Prospective Resources have both an associated chance of discovery and a chance of development. Prospective Resources are further subdivided in accordance with the level of certainty associated with recoverable estimates assuming their discovery and development and may be sub-classified based on project maturity.

UNRECOVERABLE is that portion of Discovered or Undiscovered Petroleum Initially-in-Place quantities which is estimated, as of a given date, not to be recoverable by future development projects. A portion of these quantities may become recoverable in the future as commercial circumstances change or technological developments occur; the remaining portion may never be recovered due to physical/chemical constraints represented by subsurface interaction of fluids and reservoir rocks.

Estimated Ultimate Recovery (EUR) is not a resources category, but a term that may be applied to any accumulation or group of accumulations (discovered or undiscovered) to define those quantities of petroleum estimated, as of a given date, to be potentially recoverable under defined technical and commercial conditions plus those quantities already produced (total of recoverable resources).

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PETROLEUM RESERVES AND RESOURCES CLASSIFICATION AND DEFINITIONS

Excerpted from the Petroleum Resources Management System Approved by the Society of Petroleum Engineers (SPE) Board of Directors, March 2007

1.2 Project-Based Resources Evaluations

The resources evaluation process consists of identifying a recovery project, or projects, associated with a petroleum accumulation(s), estimating the quantities of Petroleum Initially-in-Place, estimating that portion of those in-place quantities that can be recovered by each project, and classifying the project(s) based on its maturity status or chance of commerciality.

This concept of a project-based classification system is further clarified by examining the primary data sources contributing to an evaluation of net recoverable resources (see Figure 1-2) that may be described as follows:

Figure 1-2: Resources Evaluation Data Sources.

•                  The Reservoir (accumulation): Key attributes include the types and quantities of Petroleum Initially-in-Place and the fluid and rock properties that affect petroleum recovery.

•                  The Project: Each project applied to a specific reservoir development generates a unique production and cash flow schedule. The time integration of these schedules taken to the project’s technical, economic, or contractual limit defines the estimated recoverable resources and associated future net cash flow projections for each project. The ratio of EUR to Total Initially-in-Place quantities defines the ultimate recovery efficiency for the development project(s). A project may be defined at various levels and stages of maturity; it may include one or many wells and associated production and processing facilities. One project may develop many reservoirs, or many projects may be applied to one reservoir.

•                  The Property (lease or license area): Each property may have unique associated contractual rights and obligations including the fiscal terms. Such information allows definition of each participant’s share of produced quantities (entitlement) and share of investments, expenses, and revenues for each recovery project and the reservoir to which it is applied. One property may encompass many reservoirs, or one reservoir may span several different properties. A property may contain both discovered and undiscovered accumulations.

In context of this data relationship, “project” is the primary element considered in this resources classification, and net recoverable resources are the incremental quantities derived from each project.  Project represents the link between the petroleum accumulation and the decision-making process. A project may, for example, constitute the development of a single reservoir or field, or an incremental development for a producing field, or the integrated development of several fields and associated facilities with a common ownership. In general, an individual project will represent the level at which a decision is made whether or not to proceed (i.e., spend more money) and there should be an associated range of estimated recoverable quantities for that project.

An accumulation or potential accumulation of petroleum may be subject to several separate and distinct projects that are at different stages of exploration or development. Thus, an accumulation may have recoverable quantities in several resource classes simultaneously.

In order to assign recoverable resources of any class, a development plan needs to be defined consisting of one or more projects.  Even for Prospective Resources, the estimates of recoverable quantities must be stated in terms of the sales products derived from a development program assuming successful discovery and commercial development. Given the major uncertainties involved at this early stage, the development program will not be of the detail expected in later stages of maturity. In most cases, recovery efficiency may be largely based on analogous projects. In-place quantities for which a feasible project cannot be defined using current, or reasonably forecast improvements in, technology are classified as Unrecoverable.

Not all technically feasible development plans will be commercial.  The commercial viability of a development project is dependent on a forecast of the conditions that will exist during the time period encompassed by the project’s activities (see

3

PETROLEUM RESERVES AND RESOURCES CLASSIFICATION AND DEFINITIONS

Excerpted from the Petroleum Resources Management System Approved by the Society of Petroleum Engineers (SPE) Board of Directors, March 2007

Commercial Evaluations, section 3.1).  “Conditions” include technological, economic, legal, environmental, social, and governmental factors.  While economic factors can be summarized as forecast costs and product prices, the underlying influences include, but are not limited to, market conditions, transportation and processing infrastructure, fiscal terms, and taxes.

The resource quantities being estimated are those volumes producible from a project as measured according to delivery specifications at the point of sale or custody transfer (see Reference Point, section 3.2.1). The cumulative production from the evaluation date forward to cessation of production is the remaining recoverable quantity. The sum of the associated annual net cash flows yields the estimated future net revenue. When the cash flows are discounted according to a defined discount rate and time period, the summation of the discounted cash flows is termed net present value (NPV) of the project (see Evaluation and Reporting Guidelines, section 3.0).

The supporting data, analytical processes, and assumptions used in an evaluation should be documented in sufficient detail to allow an independent evaluator or auditor to clearly understand the basis for estimation and categorization of recoverable quantities and their classification.

2.0  Classification and Categorization Guidelines

2.1  Resources Classification

The basic classification requires establishment of criteria for a petroleum discovery and thereafter the distinction between commercial and sub-commercial projects in known accumulations (and hence between Reserves and Contingent Resources).

2.1.1 Determination of Discovery Status

A discovery is one petroleum accumulation, or several petroleum accumulations collectively, for which one or several exploratory wells have established through testing, sampling, and/or logging the existence of a significant quantity of potentially moveable hydrocarbons.

In this context, “significant” implies that there is evidence of a sufficient quantity of petroleum to justify estimating the in-place volume demonstrated by the well(s) and for evaluating the potential for economic recovery. Estimated recoverable quantities within such a discovered (known) accumulation(s) shall initially be classified as Contingent Resources pending definition of projects with sufficient chance of commercial development to reclassify all, or a portion, as Reserves.  Where in-place hydrocarbons are identified but are not considered currently recoverable, such quantities may be classified as Discovered Unrecoverable, if considered appropriate for resource management purposes; a portion of these quantities may become recoverable resources in the future as commercial circumstances change or technological developments occur.

2.1.2 Determination of Commerciality

Discovered recoverable volumes (Contingent Resources) may be considered commercially producible, and thus Reserves, if the entity claiming commerciality has demonstrated firm intention to proceed with development and such intention is based upon all of the following criteria:

•                  Evidence to support a reasonable timetable for development.

•                  A reasonable assessment of the future economics of such development projects meeting defined investment and operating criteria.

•                  A reasonable expectation that there will be a market for all or at least the expected sales quantities of production required to justify development.

•                  Evidence that the necessary production and transportation facilities are available or can be made available.

•                  Evidence that legal, contractual, environmental and other social and economic concerns will allow for the actual implementation of the recovery project being evaluated.

To be included in the Reserves class, a project must be sufficiently defined to establish its commercial viability. There must be a reasonable expectation that all required internal and external approvals will be forthcoming, and there is evidence of firm intention to proceed with development within a reasonable time frame.  A reasonable time frame for the initiation of development depends on the specific circumstances and varies according to the scope of the project.  While 5 years is recommended as a benchmark, a longer time frame could be applied where, for example, development of economic projects are deferred at the option of the producer for, among other things, market-related reasons, or to meet contractual or strategic objectives. In all cases, the justification for classification as Reserves should be clearly documented.

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PETROLEUM RESERVES AND RESOURCES CLASSIFICATION AND DEFINITIONS

Excerpted from the Petroleum Resources Management System Approved by the Society of Petroleum Engineers (SPE) Board of Directors, March 2007

To be included in the Reserves class, there must be a high confidence in the commercial producibility of the reservoir as supported by actual production or formation tests. In certain cases, Reserves may be assigned on the basis of well logs and/or core analysis that indicate that the subject reservoir is hydrocarbon-bearing and is analogous to reservoirs in the same area that are producing or have demonstrated the ability to produce on formation tests.

2.2 Resources Categorization

The horizontal axis in the Resources Classification (Figure 1.1) defines the range of uncertainty in estimates of the quantities of recoverable, or potentially recoverable, petroleum associated with a project. These estimates include both technical and commercial uncertainty components as follows:

•                  The total petroleum remaining within the accumulation (in-place resources).

•                  That portion of the in-place petroleum that can be recovered by applying a defined development project or projects.

•                  Variations in the commercial conditions that may impact the quantities recovered and sold (e.g., market availability, contractual changes).

Where commercial uncertainties are such that there is significant risk that the complete project (as initially defined) will not proceed, it is advised to create a separate project classified as Contingent Resources with an appropriate chance of commerciality.

2.2.1 Range of Uncertainty

The range of uncertainty of the recoverable and/or potentially recoverable volumes may be represented by either deterministic scenarios or by a probability distribution (see Deterministic and Probabilistic Methods, section 4.2).

When the range of uncertainty is represented by a probability distribution, a low, best, and high estimate shall be provided such that:

•                  There should be at least a 90% probability (P90) that the quantities actually recovered will equal or exceed the low estimate.

•                  There should be at least a 50% probability (P50) that the quantities actually recovered will equal or exceed the best estimate.

•                  There should be at least a 10% probability (P10) that the quantities actually recovered will equal or exceed the high estimate.

When using the deterministic scenario method, typically there should also be low, best, and high estimates, where such estimates are based on qualitative assessments of relative uncertainty using consistent interpretation guidelines. Under the deterministic incremental (risk-based) approach, quantities at each level of uncertainty are estimated discretely and separately (see Category Definitions and Guidelines, section 2.2.2).

These same approaches to describing uncertainty may be applied to Reserves, Contingent Resources, and Prospective Resources.  While there may be significant risk that sub-commercial and undiscovered accumulations will not achieve commercial production, it is useful to consider the range of potentially recoverable quantities independently of such a risk or consideration of the resource class to which the quantities will be assigned.

2.2.2 Category Definitions and Guidelines

Evaluators may assess recoverable quantities and categorize results by uncertainty using the deterministic incremental (risk-based) approach, the deterministic scenario (cumulative) approach, or probabilistic methods (see “2001 Supplemental Guidelines,” Chapter 2.5). In many cases, a combination of approaches is used.

Use of consistent terminology (Figure 1.1) promotes clarity in communication of evaluation results. For Reserves, the general cumulative terms low/best/high estimates are denoted as 1P/2P/3P, respectively. The associated incremental quantities are termed Proved, Probable and Possible.  Reserves are a subset of, and must be viewed within context of, the complete resources classification system. While the categorization criteria are proposed specifically for Reserves, in most cases, they can be equally applied to Contingent and Prospective Resources conditional upon their satisfying the criteria for discovery and/or development.

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PETROLEUM RESERVES AND RESOURCES CLASSIFICATION AND DEFINITIONS

Excerpted from the Petroleum Resources Management System Approved by the Society of Petroleum Engineers (SPE) Board of Directors, March 2007

For Contingent Resources, the general cumulative terms low/best/high estimates are denoted as 1C/2C/3C respectively. For Prospective Resources, the general cumulative terms low/best/high estimates still apply. No specific terms are defined for incremental quantities within Contingent and Prospective Resources.

Without new technical information, there should be no change in the distribution of technically recoverable volumes and their categorization boundaries when conditions are satisfied sufficiently to reclassify a project from Contingent Resources to Reserves. All evaluations require application of a consistent set of forecast conditions, including assumed future costs and prices, for both classification of projects and categorization of estimated quantities recovered by each project (see Commercial Evaluations, section 3.1).

Based on additional data and updated interpretations that indicate increased certainty, portions of Possible and Probable Reserves may be re-categorized as Probable and Proved Reserves.

Uncertainty in resource estimates is best communicated by reporting a range of potential results. However, if it is required to report a single representative result, the “best estimate” is considered the most realistic assessment of recoverable quantities. It is generally considered to represent the sum of Proved and Probable estimates (2P) when using the deterministic scenario or the probabilistic assessment methods. It should be noted that under the deterministic incremental (risk-based) approach, discrete estimates are made for each category, and they should not be aggregated without due consideration of their associated risk (see “2001 Supplemental Guidelines,” Chapter 2.5).

Table 1: Recoverable Resources Classes and Sub-Classes

Class/Sub-Class	Definition	Guidelines
Reserves	Reserves are those quantities of petroleum anticipated to be commercially recoverable by application of development projects to known accumulations from a given date forward under defined conditions.

Reserves must satisfy four criteria: they must be discovered, recoverable, commercial, and remaining based on the development project(s) applied. Reserves are further subdivided in accordance with the level of certainty associated with the estimates and may be sub-classified based on project maturity and/or characterized by their development and production status.

To be included in the Reserves class, a project must be sufficiently defined to establish its commercial viability. There must be a reasonable expectation that all required internal and external approvals will be forthcoming, and there is evidence of firm intention to proceed with development within a reasonable time frame.

A reasonable time frame for the initiation of development depends on the specific circumstances and varies according to the scope of the project. While 5 years is recommended as a benchmark, a longer time frame could be applied where, for example, development of economic projects are deferred at the option of the producer for, among other things, market-related reasons, or to meet contractual or strategic objectives. In all cases, the justification for classification as Reserves should be clearly documented.

To be included in the Reserves class, there must be a high confidence in the commercial producibility of the reservoir as supported by actual production or formation tests. In certain cases, Reserves may be assigned on the basis of well logs and/or core analysis that indicate that the subject reservoir is hydrocarbon-bearing and is analogous to reservoirs in the same area that are producing or have demonstrated the ability to produce on formation tests.

On Production	The development project is currently producing and selling petroleum to market.

The key criterion is that the project is receiving income from sales, rather than the approved development project necessarily being complete. This is the point at which the project “chance of commerciality” can be said to be 100%.

The project “decision gate” is the decision to initiate commercial production from the project.

6

PETROLEUM RESERVES AND RESOURCES CLASSIFICATION AND DEFINITIONS

Excerpted from the Petroleum Resources Management System Approved by the Society of Petroleum Engineers (SPE) Board of Directors, March 2007

Class/Sub-Class	Definition	Guidelines
Approved for Development	All necessary approvals have been obtained, capital funds have been committed, and implementation of the development project is under way.

At this point, it must be certain that the development project is going ahead. The project must not be subject to any contingencies such as outstanding regulatory approvals or sales contracts. Forecast capital expenditures should be included in the reporting entity’s current or following year’s approved budget.

The project “decision gate” is the decision to start investing capital in the construction of production facilities and/or drilling development wells.

Justified for Development

Implementation of the development project is justified on the basis of reasonable forecast commercial conditions at the time of reporting, and there are reasonable expectations that all necessary approvals/contracts will be obtained.

In order to move to this level of project maturity, and hence have reserves associated with it, the development project must be commercially viable at the time of reporting, based on the reporting entity’s assumptions of future prices, costs, etc. (“forecast case”) and the specific circumstances of the project. Evidence of a firm intention to proceed with development within a reasonable time frame will be sufficient to demonstrate commerciality. There should be a development plan in sufficient detail to support the assessment of commerciality and a reasonable expectation that any regulatory approvals or sales contracts required prior to project implementation will be forthcoming. Other than such approvals/contracts, there should be no known contingencies that could preclude the development from proceeding within a reasonable timeframe (see Reserves class).

The project “decision gate” is the decision by the reporting entity and its partners, if any, that the project has reached a level of technical and commercial maturity sufficient to justify proceeding with development at that point in time.

Contingent Resources

Those quantities of petroleum estimated, as of a given date, to be potentially recoverable from known accumulations by application of development projects, but which are not currently considered to be commercially recoverable due to one or more contingencies.

Contingent Resources may include, for example, projects for which there are currently no viable markets, or where commercial recovery is dependent on technology under development, or where evaluation of the accumulation is insufficient to clearly assess commerciality. Contingent Resources are further categorized in accordance with the level of certainty associated with the estimates and may be sub-classified based on project maturity and/or characterized by their economic status.

Development Pending	A discovered accumulation where project activities are ongoing to justify commercial development in the foreseeable future.

The project is seen to have reasonable potential for eventual commercial development, to the extent that further data acquisition (e.g. drilling, seismic data) and/or evaluations are currently ongoing with a view to confirming that the project is commercially viable and providing the basis for selection of an appropriate development plan. The critical contingencies have been identified and are reasonably expected to be resolved within a reasonable time frame. Note that disappointing appraisal/evaluation results could lead to a re-classification of the project to “On Hold” or “Not Viable” status.

The project “decision gate” is the decision to undertake further data acquisition and/or studies designed to move the project to a level of technical and commercial maturity at which a decision can be made to proceed with development and production.

Development Unclarified or on Hold	A discovered accumulation where project activities are on hold and/or where justification as a commercial development may be subject to significant delay.

The project is seen to have potential for eventual commercial development, but further appraisal/evaluation activities are on hold pending the removal of significant contingencies external to the project, or substantial further appraisal/evaluation activities are required to clarify the potential for eventual commercial development. Development may be subject to a significant time delay. Note that a change in circumstances, such that there is no longer a reasonable expectation that a critical contingency can be removed in the foreseeable future, for example, could lead to a reclassification of the project to “Not Viable” status.

The project “decision gate” is the decision to either proceed with additional evaluation designed to clarify the potential for eventual commercial development or to temporarily suspend or delay further activities pending resolution of external contingencies.

7

PETROLEUM RESERVES AND RESOURCES CLASSIFICATION AND DEFINITIONS

Excerpted from the Petroleum Resources Management System Approved by the Society of Petroleum Engineers (SPE) Board of Directors, March 2007

Class/Sub-Class	Definition	Guidelines
Development Not Viable	A discovered accumulation for which there are no current plans to develop or to acquire additional data at the time due to limited production potential.

The project is not seen to have potential for eventual commercial development at the time of reporting, but the theoretically recoverable quantities are recorded so that the potential opportunity will be recognized in the event of a major change in technology or commercial conditions.

The project “decision gate” is the decision not to undertake any further data acquisition or studies on the project for the foreseeable future.

Prospective Resources	Those quantities of petroleum which are estimated, as of a given date, to be potentially recoverable from undiscovered accumulations.

Potential accumulations are evaluated according to their chance of discovery and, assuming a discovery, the estimated quantities that would be recoverable under defined development projects. It is recognized that the development programs will be of significantly less detail and depend more heavily on analog developments in the earlier phases of exploration.

Prospect	A project associated with a potential accumulation that is sufficiently well defined to represent a viable drilling target.	Project activities are focused on assessing the chance of discovery and, assuming discovery, the range of potential recoverable quantities under a commercial development program.

Lead	A project associated with a potential accumulation that is currently poorly defined and requires more data acquisition and/or evaluation in order to be classified as a prospect.

Project activities are focused on acquiring additional data and/or undertaking further evaluation designed to confirm whether or not the lead can be matured into a prospect. Such evaluation includes the assessment of the chance of discovery and, assuming discovery, the range of potential recovery under feasible development scenarios.

Play	A project associated with a prospective trend of potential prospects, but which requires more data acquisition and/or evaluation in order to define specific leads or prospects.

Project activities are focused on acquiring additional data and/or undertaking further evaluation designed to define specific leads or prospects for more detailed analysis of their chance of discovery and, assuming discovery, the range of potential recovery under hypothetical development scenarios.

Table 2: Reserves Status Definitions and Guidelines

Status	Definition	Guidelines
Developed Reserves	Developed Reserves are expected quantities to be recovered from existing wells and facilities.

Reserves are considered developed only after the necessary equipment has been installed, or when the costs to do so are relatively minor compared to the cost of a well. Where required facilities become unavailable, it may be necessary to reclassify Developed Reserves as Undeveloped. Developed Reserves may be further sub-classified as Producing or Non-Producing.

Developed Producing Reserves	Developed Producing Reserves are expected to be recovered from completion intervals that are open and producing at the time of the estimate.	Improved recovery reserves are considered producing only after the improved recovery project is in operation.

Developed Non-Producing Reserves	Developed Non-Producing Reserves include shut-in and behind-pipe Reserves.

Shut-in Reserves are expected to be recovered from (1) completion intervals which are open at the time of the estimate but which have not yet started producing, (2) wells which were shut-in for market conditions or pipeline connections, or (3) wells not capable of production for mechanical reasons. Behind-pipe Reserves are expected to be recovered from zones in existing wells which will require additional completion work or future re-completion prior to start of production.

In all cases, production can be initiated or restored with relatively low expenditure compared to the cost of drilling a new well.

8

PETROLEUM RESERVES AND RESOURCES CLASSIFICATION AND DEFINITIONS

Excerpted from the Petroleum Resources Management System Approved by the Society of Petroleum Engineers (SPE) Board of Directors, March 2007

Status	Definition	Guidelines
Undeveloped Reserves	Undeveloped Reserves are quantities expected to be recovered through future investments:

(1) from new wells on undrilled acreage in known accumulations, (2) from deepening existing wells to a different (but known) reservoir, (3) from infill wells that will increase recovery, or (4) where a relatively large expenditure (e.g. when compared to the cost of drilling a new well) is required to (a) recomplete an existing well or (b) install production or transportation facilities for primary or improved recovery projects.

Table 3: Reserves Category Definitions and Guidelines

Category	Definition	Guidelines
Proved Reserves

Proved Reserves are those quantities of petroleum, which by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be commercially recoverable, from a given date forward, from known reservoirs and under defined economic conditions, operating methods, and government regulations.

If deterministic methods are used, the term reasonable certainty is intended to express a high degree of confidence that the quantities will be recovered. If probabilistic methods are used, there should be at least a 90% probability that the quantities actually recovered will equal or exceed the estimate.

The area of the reservoir considered as Proved includes (1) the area delineated by drilling and defined by fluid contacts, if any, and (2) adjacent undrilled portions of the reservoir that can reasonably be judged as continuous with it and commercially productive on the basis of available geoscience and engineering data.

In the absence of data on fluid contacts, Proved quantities in a reservoir are limited by the lowest known hydrocarbon (LKH) as seen in a well penetration unless otherwise indicated by definitive geoscience, engineering, or performance data. Such definitive information may include pressure gradient analysis and seismic indicators. Seismic data alone may not be sufficient to define fluid contacts for Proved reserves (see “2001 Supplemental Guidelines,” Chapter 8).

Reserves in undeveloped locations may be classified as Proved provided that:

•      The locations are in undrilled areas of the reservoir that can be judged with reasonable certainty to be commercially productive.

•      Interpretations of available geoscience and engineering data indicate with reasonable certainty that the objective formation is laterally continuous with drilled Proved locations.

For Proved Reserves, the recovery efficiency applied to these reservoirs should be defined based on a range of possibilities supported by analogs and sound engineering judgment considering the characteristics of the Proved area and the applied development program.

Probable Reserves

Probable Reserves are those additional Reserves which analysis of geoscience and engineering data indicate are less likely to be recovered than Proved Reserves but more certain to be recovered than Possible Reserves.

It is equally likely that actual remaining quantities recovered will be greater than or less than the sum of the estimated Proved plus Probable Reserves (2P). In this context, when probabilistic methods are used, there should be at least a 50% probability that the actual quantities recovered will equal or exceed the 2P estimate.

Probable Reserves may be assigned to areas of a reservoir adjacent to Proved where data control or interpretations of available data are less certain. The interpreted reservoir continuity may not meet the reasonable certainty criteria.

Probable estimates also include incremental recoveries associated with project recovery efficiencies beyond that assumed for Proved.

9

PETROLEUM RESERVES AND RESOURCES CLASSIFICATION AND DEFINITIONS

Excerpted from the Petroleum Resources Management System Approved by the Society of Petroleum Engineers (SPE) Board of Directors, March 2007

Category	Definition	Guidelines
Possible Reserves	Possible Reserves are those additional reserves which analysis of geoscience and engineering data indicate are less likely to be recoverable than Probable Reserves.

The total quantities ultimately recovered from the project have a low probability to exceed the sum of Proved plus Probable plus Possible (3P), which is equivalent to the high estimate scenario. When probabilistic methods are used, there should be at least a 10% probability that the actual quantities recovered will equal or exceed the 3P estimate.

Possible Reserves may be assigned to areas of a reservoir adjacent to Probable where data control and interpretations of available data are progressively less certain. Frequently, this may be in areas where geoscience and engineering data are unable to clearly define the area and vertical reservoir limits of commercial production from the reservoir by a defined project.

Possible estimates also include incremental quantities associated with project recovery efficiencies beyond that assumed for Probable.

Probable and Possible Reserves	(See above for separate criteria for Probable Reserves and Possible Reserves.)

The 2P and 3P estimates may be based on reasonable alternative technical and commercial interpretations within the reservoir and/or subject project that are clearly documented, including comparisons to results in successful similar projects.

In conventional accumulations, Probable and/or Possible Reserves may be assigned where geoscience and engineering data identify directly adjacent portions of a reservoir within the same accumulation that may be separated from Proved areas by minor faulting or other geological discontinuities and have not been penetrated by a wellbore but are interpreted to be in communication with the known (Proved) reservoir. Probable or Possible Reserves may be assigned to areas that are structurally higher than the Proved area. Possible (and in some cases, Probable) Reserves may be assigned to areas that are structurally lower than the adjacent Proved or 2P area.

Caution should be exercised in assigning Reserves to adjacent reservoirs isolated by major, potentially sealing, faults until this reservoir is penetrated and evaluated as commercially productive. Justification for assigning Reserves in such cases should be clearly documented. Reserves should not be assigned to areas that are clearly separated from a known accumulation by non-productive reservoir (i.e., absence of reservoir, structurally low reservoir, or negative test results); such areas may contain Prospective Resources.

In conventional accumulations, where drilling has defined a highest known oil (HKO) elevation and there exists the potential for an associated gas cap, Proved oil Reserves should only be assigned in the structurally higher portions of the reservoir if there is reasonable certainty that such portions are initially above bubble point pressure based on documented engineering analyses. Reservoir portions that do not meet this certainty may be assigned as Probable and Possible oil and/or gas based on reservoir fluid properties and pressure gradient interpretations.

The 2007 Petroleum Resources Management System can be viewed in its entirety at

http://www.spe.org/spe-app/spe/industry/reserves/prms.htm.

10

ABBREVIATIONS

1-Sw	hydrocarbon saturation
BOPD	barrels of oil per day
Buttes	Buttes Resources International, Inc.
Dana	Dana Petroleum plc
ft	feet
FVF	formation volume factor
GeoMark	GeoMark Research, Ltd.
GRV	gross rock volume
Hyperdynamics	Hyperdynamics Corporation
km	kilometers
km2	square kilometers
m	meters
m3	cubic meters
MD	measured depth
MMBBL	millions of barrels
MoU	Memorandum of Understanding
MYBP	million years before present
NRV	net rock volume
NSAI	Netherland, Sewell & Associates, Inc.
NTG	net-to-gross ratio
OOIP	original oil-in-place
Pg	probability of geologic success
PGS	Petroleum Geo-Services
PRMS	Petroleum Resources Management System
PSC	production sharing contract
RB/STB	reservoir barrels per stock tank barrel
RF	recovery factor
SCS	SCS Corporation
SGE	surface geochemical exploration
SMT	Seismic Micro-Technology, Inc.
SOGUIP	Société Guinéenne des Pétroles
SPE	Society of Petroleum Engineers
SPEE	Society of Petroleum Evaluation Engineers
TDI-Brooks	TDI-Brooks International, Inc.
TFB	Tilted Fault Block
TVDSS	true vertical depth subsea
US$	United States dollars

TABLE OF CONTENTS

Page/Figure
Number

TECHNICAL DISCUSSION (Continued)

8.0 Prospective Resources (Continued)
8.3 Tilted Fault Block 1 Lead	13
8.3.1 Basic Data	13
8.3.2 Summary	13
8.3.3 Parameters	14
8.3.4 Probabilistic Estimates of Undiscovered OOIP and Unrisked Prospective Oil Resources	14
8.3.5 Uncertainty/Risk Analysis	14
8.4 Other TFB Leads Summary	15
8.4.1 Parameters	15
8.4.2 Probabilistic Estimates of Undiscovered OOIP and Unrisked Prospective Oil Resources	15
8.4.3 Uncertainty/Risk Analysis	16
9.0 Conclusions	16

FIGURES

Regional Location Map	1
Hyperdynamics Offshore Guinea License Area	2
Seismic Data Coverage	3
Prospect, Lead, 3-D Seismic Survey, and Identified Oil Seep Locations	4
Tectonic Setting and Petroleum Systems	5
Stratigraphic Column	6
Sequential Opening of the Atlantic Ocean	7
GU-2B-1 Well Logs
Upper Cretaceous	8
Turonian	9
Albian	10
Aptian	11
Petrophysical Evaluation Results	12
Seismic Line BOS09-052A	13

TABLE OF CONTENTS

Figure
Number

FIGURES (Continued)

Total Magnetic Intensity	14
NSAI-Interpreted Seismic Lines	15
Tilted Fault Block Lead Locations	16
Seismic Line BOS09-073A	17
Velocity Function – GU-2B-1 Well	18
Fan 1 Prospect
Depth Structure – Top Sea Floor	19
Time Structure – Top Turonian Fan	20
Depth Structure – Top Turonian Fan	21
Seismic Line GS108-083	22
Seismic Line GS108-010	23
Gross Isopach – Turonian Fan	24
Structure 3 Prospect
Time Structures	25
Depth Structures	26
Seismic Line BOS09-043A	27
Gross Isopachs	28
Tilted Fault Block 1 Lead
Depth Structure – Top Aptian-Albian	29
Seismic Line BOS09-064A	30
Seismic Line BOS09-073A	31

TECHNICAL DISCUSSION

TECHNICAL DISCUSSION

PROSPECTIVE OIL RESOURCES FOR

PROSPECTS AND LEADS LOCATED OFFSHORE GUINEA

AS OF JULY 1, 2010

1.0          GENERAL OVERVIEW

We have conducted an assessment of the gross (100 percent) undiscovered original oil-in-place (OOIP) and unrisked prospective oil resources, as of July 1, 2010, for certain prospects and leads located offshore Guinea and operated by Hyperdynamics Corporation (Hyperdynamics). A regional location map is shown on Figure 1, and a map showing both the original and current Hyperdynamics Offshore Guinea License Area is shown on Figure 2. It is our understanding that the current license area is 25,028 square kilometers (km2 ) in size and that Hyperdynamics currently owns a 77 percent working interest in the license area through its wholly owned subsidiary SCS Corporation (SCS). Estimates of prospective resources in this report have been prepared in accordance with the definitions and guidelines set forth in the 2007 Petroleum Resources Management System (PRMS) approved by the Society of Petroleum Engineers (SPE).

Prospective resources are those quantities of petroleum which are estimated, as of a given date, to be potentially recoverable from undiscovered accumulations by application of future development projects. The prospective resources included in this report indicate exploration opportunities and development potential in the event a petroleum discovery is made and should not be construed as reserves or contingent resources. The prospective resources shown in this report have been estimated using a combination of deterministic and probabilistic methods and are dependent on a petroleum discovery being made. If a discovery is made and a development is subsequently undertaken, the probability that the potentially recoverable volumes will equal or exceed the unrisked estimated amounts is 90 percent for the low estimate, 50 percent for the best estimate, and 10 percent for the high estimate. Entities for which prospective resources have been estimated in this report have been subclassified as prospects and leads. The PRMS defines a prospect as a project associated with a potential accumulation that is sufficiently well defined to represent a viable drilling target. The PRMS defines a lead as a project associated with a potential accumulation that is currently poorly defined and requires more data acquisition and/or evaluation in order to be classified as a prospect. It is anticipated that the newly acquired 3-D seismic survey, which encompasses both identified prospects and leads, will be fully evaluated before the drilling of either of two identified prospects commences. It is likely that the additional data obtained from the 3-D seismic evaluation will lead to revisions of the quantitative assessments and the qualitative risking presented herein.

Our assessment consisted of (1) data analysis and review of published reports, (2) hydrocarbon system assessment and uncertainty/risk analysis, (3) independent petrophysical evaluation, (4) 2-D seismic interpretation for structure and fault mapping and prospect identification and confirmation, and (5) combined deterministic and probabilistic prospective resources assessment of two identified prospects and nine leads in the Hyperdynamics Offshore Guinea License Area. Our estimates of prospective resources are presented as unrisked resources volumes only; however, we have included our quantitative assessment of the geologic risk of discovery in this report.

2.0          LICENSE OVERVIEW

2.1           OWNERSHIP POSITION

On September 22, 2006, Hyperdynamics was awarded a production sharing contract (PSC) by the Republic of Guinea, which essentially gave Hyperdynamics exploration rights for the entire offshore continental margin of Guinea, covering 210 miles of coastline to a distance of 150 miles offshore, approximately 31,000 square miles (80,000 km2 ) of area. On September 11, 2009, a Memorandum of Understanding (MoU) was signed between the Republic of Guinea and Hyperdynamics’ subsidiary SCS, which reaffirmed most of the PSC terms while clarifying or modifying other terms. On December 31, 2009, Hyperdynamics relinquished 70 percent of the original Offshore Guinea License Area and retained 25,028 km2 of the license area. On January 22, 2010, Hyperdynamics sold a 23 percent participating interest in the offshore Guinea PSC to Dana Petroleum plc (Dana), leaving Hyperdynamics with operatorship and a 77 percent participating interest. On March 25, 2010, the signed Amendment 1 to the original PSC reaffirmed the MoU and the acreage relinquishment, and also affirmed the assignment of 23 percent participating interest to Dana.

2.2           LICENSE TERMS

As indicated, the original PSC of September 22, 2006, was modified by Amendment 1, dated March 25, 2010. Information herein reflects our understanding of certain key points in these collective agreements.

The first exploration period was granted for four years and expires September 21, 2010. The second exploration period lasts three years, with limited extension and renewal clauses tied to certain conditions. Second exploration period work and expenditure obligations include (1) acquisition of at least 2,000 km2 of 3-D seismic data with a minimum expenditure US$12 million and (2) drilling of at least one exploration well to a minimum depth of 2,500 meters (m) below the sea floor with a minimum expenditure of US$15 million. The 3-D seismic commitment is being met with Hyperdynamics’ recent acquisition and processing contract with Petroleum Geo-Services (PGS) for approximately 3,635 km2 of data at a total cost of approximately US$25 million. Acquisition operations on this new 3-D data set are currently ongoing; therefore, the new 3-D data were not available for incorporation into our assessment. The first exploration well must be spud by December 31, 2011. If the second exploration period is renewed in accordance with the PSC, 25 percent of the retained exploration license area must be further relinquished.

In the event that a commercial discovery is made, the PSC allows for provision of an exploitation license for the productive area after project sanction, with an initial exploitation license duration of 25 years and one potential extension period of 10 years. General fiscal terms under the exploitation phase include the following:

•      A royalty of 10 percent of revenues to the Republic of Guinea, not recoverable as petroleum costs.

•      Petroleum cost recovery from up to 75 percent of post-royalty revenues; includes exploitation expenses plus all prior exploration expenses incurred after July 2006. Capital expenditures must be depreciated for cost recovery in accordance with the PSC.

•      Profit oil split based on the daily average production rate, in barrels of oil per day (BOPD), as follows:

Oil Production	Government Share	Contractor Share
(BOPD)	(Percent)	(Percent)

0 – 2,000	25	75
2,001 – 5,000	30	70
5,001 – 100,000	41	59
>100,000	60	40

2.3           LICENSE HISTORY

The first oil and gas operator known to explore the area offshore Guinea is Buttes Resources International, Inc. (Buttes). It has been documented that in early 1974, Buttes entered into a 25-year exploration and production agreement initially covering the entire offshore Guinea area. This area is likely very similar to the 80,000-km2 area initially included within the Hyperdynamics Offshore Guinea License Area. Within a period of approximately one year, spanning periods before and after signing the 1974 agreement, Buttes acquired approximately 3,200 line kilometers (km) of 2-D seismic data over parts of the area thought to be most prospective. Based on these seismic data, Buttes selected four concession blocks to retain and drilled one exploration well. This well, the GU-2B-1, was drilled to a total depth of 3,350 m to reach the Early Cretaceous. Results from the well provided basic information regarding the stratigraphic framework of the area and also indicated the presence of reservoir quality sandstones, although no significant shows of hydrocarbons were detected. We understand that this work may have actually been performed by Buttes on behalf of a joint stock company called Société Guinéenne des Pétroles (SOGUIP) that was owned by Buttes and the government of Guinea, along with a Yugoslavian company. Subsequent to drilling the GU-2B-1 exploration well, Buttes is known to have offered certain farm-out terms for an external party to fund remaining seismic obligations and earn interest in future wells. It is unclear who funded the additional seismic obligations, but it is known that an additional 8,700 line km of 2-D seismic data were acquired over the area between 1979 and 1986 (Figure 3).

Hyperdynamics first became involved in evaluating this area in 2002, at which time it appears that the entire offshore Guinea area was unleased. Between 2002 and 2008, Hyperdynamics acquired approximately 8,100 line km of 2-D seismic data, focusing on two areas of the license (Figure 3). Hyperdynamics also identified a number of surface oil seeps, which, along with surface geochemical exploration (SGE) work, were deemed to provide positive indications of mature and expelling source rocks in the area. In 2004, a first-phase SGE program was carried out, which included collecting and analyzing approximately 59 piston core samples of seabed sediments across the license area. Based on this information, Hyperdynamics found the oil and gas potential offshore Guinea to be attractive and entered into a PSC with the government of Guinea in September 2006.

Hyperdynamics expanded its evaluation of the area in 2009 by scanning and vectorizing the 11,900 line km of existing seismic data, enlarging the area of seismic coverage beyond the 2-D data that it had acquired. Also in 2009, three offshore hydrocarbon seeps previously identified were surface-sampled and analyzed as part of a second-phase SGE program. This program also included collecting and analyzing approximately 19 additional piston core samples of seabed sediments (Figure 4).

In 2009 and 2010, Hyperdynamics continued to evaluate the license area, acquiring and processing an additional 10,000 line km of 2-D seismic data, mostly located over the 25,028 km2 retained after the 2009 relinquishment (Figure 3). This work has led to the identification of two prospects and a significant play area. Hyperdynamics very recently selected a 3,635-km2 area for evaluation with 3-D seismic data. This survey is currently being acquired by PGS (Figure 4). Therefore, we did not have access to the new 3-D seismic data for this assessment.

3.0          DATA SOURCES

Hyperdynamics provided access to its engineering and geologic data for our assessment. Meetings were held with Hyperdynamics personnel in Houston, Texas, during July and August 2010. During the meetings, Hyperdynamics discussed the regional geology of offshore Guinea and presented 2-D seismic interpretations indicating a number of prospects and leads and discussed its future exploration plans. Data provided by Hyperdynamics included various reports, presentations, geologic maps, gravity/magnetic survey results, 2-D seismic data, various information for the single well drilled on the block in 1977, and geochemical analyses of identified surface hydrocarbon seeps and seabed core samples. All data sources were used, as appropriate, for our assessment of the license area.

4.0          TECHNICAL APPROACH

For our assessment, we reviewed all presentations and reports provided by Hyperdynamics and the somewhat sparse database of publications and reports for offshore Guinea available in the public domain to supplement our understanding of the regional geology, stratigraphy, and hydrocarbon play types of the region. We focused on the presence and quality of known and potential reservoirs in the offshore Guinea area and their relationship to other key elements of the hydrocarbon system, including richness and maturity of source rocks, timing of hydrocarbon migration and presence of migration pathways, and type, presence, and effectiveness of hydrocarbon traps and seals.

We conducted independent petrophysical analysis of the single offshore Guinea well, GU-2B-1. We independently interpreted selected, prospect-focused 2-D seismic lines on multiple time-domain horizons and conducted time-to-depth conversion of these horizons. For each identified prospect and lead, we estimated ranges of net rock volume (NRV), which is gross rock volume (GRV) multiplied by net-to-gross ratio (NTG); average porosity; average hydrocarbon saturation (1-Sw ); formation volume factor (FVF); and recovery factor (RF). Prospect and lead parameters were input into a spreadsheet to probabilistically estimate undiscovered OOIP and unrisked prospective oil resources through Monte Carlo simulation. For each prospect and lead, dependencies among variables were included where deemed appropriate.

We conducted a geologic risk assessment independently of our probabilistic prospective resources assessment using a modified version of the Otis and Schneidermann (1997) methodology. This four- component methodology allows for estimation of a numerical uncertainty for trap (vertical and lateral seal, type of trap, and trap definition), reservoir (presence, architecture, and pore system), source (capacity and maturity), and timing/migration (pathways, timing, and preservation/segregation). Geologic risk assessment is an inherently subjective process and one that is prone to reflect the individual bias of the evaluator. To reduce this subjectivity, risk assessment of the two prospects on the Hyperdynamics Offshore Guinea License Area were reviewed by other senior consultants in our firm.

Our volumetric estimates as well as our geologic risk assessments are dependent on the data available at the time of analysis. We anticipate that the incorporation of new 3-D seismic data, once they are acquired and processed, will have a positive impact on our current analysis. With the additional clarity expected in the 3-D data set, we should be able to more confidently define each prospect and lead, especially in the tilted fault block play area where current 2-D seismic imaging is poorest and the current geologic risk is highest.

5.0          GEOLOGIC SETTING

The Hyperdynamics Offshore Guinea License Area is in the southwestern portion of offshore Guinea, approximately 150 km southwest of Conakry, Guinea, as shown on the location map on Figure 2. The

Guinea Basin, like many Atlantic margin basins, has undergone a complex tectonic and stratigraphic history that can be separated into prerift, synrift, and postrift megasequences. The basin and Hyperdynamics Offshore Guinea License Area are separated into two distinct physiographic regions by the Guinea Transform Fault Zone (Figure 5). To the north is the Guinea Plateau, a distinct and angular shelf protruding into the eastern Atlantic Ocean and underpinned by a Jurassic to earliest Cretaceous age carbonate shelf that is related to deposition in the ancient Tethys Sea rather than the present day Atlantic Ocean. The southern boundary of the Guinea Plateau, therefore, represents more of an oblique transform margin (perhaps more similar to the Atlantic margin from Côte d’Ivoire to Benin), while to the south of the Guinea Transform Fault Zone, the Guinea Basin is a narrower and more perpendicular rifted Atlantic margin (more akin to the Atlantic margin from Equatorial Guinea to South Africa) (Figure 5).

5.1           TECTONIC AND SEDIMENTATION HISTORY

The offshore Guinea area is extremely underexplored from the perspective of drilled wells (GU-2B-1, drilled in 1977), though there have been many thousands of line km of 2-D seismic data acquired since the early 1970s until the present day (Figure 3). Currently, Hyperdynamics is acquiring a large, modern 3-D seismic survey that will greatly increase the geophysical and geological understanding of the region prior to exploration drilling by Hyperdynamics in 2011 (Figure 4). As a result, the stratigraphy of offshore Guinea is known from what was encountered and interpreted in the GU-2B-1 well and through extrapolation of stratigraphy from better understood basins to the north and south of offshore Guinea (Figure 6).

The opening of the Equatorial Atlantic margin from Early to Late Cretaceous is illustrated on Figure 7. Figure 7A (Hauterivian, 125 million years before present [MYBP]) indicates that the Central North Atlantic west of the Guinea Plateau was already open because of a prior Jurassic age rifting event and that the continental crust of Guinea was still connected to the continental crust of northeastern South America across the Demerara Rise. At this point in time, the Guinea Plateau was a subsiding continental shelf that had built up a thick sequence of Jurassic age platform carbonates that thinned and graded eastward and southeastward into shallow marine clastics. Analysis of seeps offshore Guinea strongly suggest the presence of a Jurassic carbonate source rock that likely originated from carbonate rocks on the Guinea Plateau.

Rifting began during the Aptian and by Early Albian (110 MYBP) (Figure 7B), the Atlantic Ocean had rifted open to approximately 100 km along the full extent of offshore Guinea, and the dual nature of the margin (oblique transform to the west and rifted margin to the east) was fully expressed. Open to the Central North Atlantic but not to the south, this rift system was most likely a shallow marine depositional environment with restricted, anoxic marine shales rather than lacustrine shales as the likely source rocks being deposited in the rift.

By the Late Albian (100 MYBP) (Figure 7C), the Atlantic broadened to such an extent that the Demerara Rise off South America had moved clear of the Guinea Plateau, and the transform margin south of the plateau became inactive. At this time, the Atlantic Ocean offshore Guinea was very much a marine system though likely still relatively restricted as it was not fully open to the south. By the Santonian (85 MYBP) (Figure 7D), the Atlantic Ocean was wide (greater than 400 km) and fully open to the south. Prior to this period during the Cenomanian-Turonian (93 MYBP), an oceanic anoxic event allowed for the deposition of thick, organic-rich source rocks that are common worldwide and especially up and down the coast of West Africa.

The prerift sequences of offshore Guinea are best represented by the Bové Basin onshore Guinea. The Bové Basin extends from southern Senegal to Guinea and is believed to be an extension of the Taoudeni Basin in Mauritania. The Bové Basin consists of Cambrian to Upper Devonian sediments that are mainly clastic and likely extend some distance offshore Guinea, though they are only sporadically imaged on the

2-D seismic data. On the Guinea Plateau, prerift sediments include the wedge of Jurassic carbonates that thicken westward to the rifted margin of the Central North Atlantic Basin and thin (and grade to clastics) to the east and southeast across offshore Guinea.

The composition of the synrift sequences of offshore Guinea vary depending on location offshore, either north or south of the Guinea Transform Fault Zone (Figure 5). To the south, the synrift section appears to be represented by Albian to earliest Cretaceous (or latest Jurassic) clastic sediments (fluviodeltaic sandstones and lacustrine shales) in half-grabens formed by rift extension. The GU-2B-1 well encountered basalt and basaltic breccia that may be related to extrusive volcanism associated with the rifting. To the north of the Guinea Transform Fault Zone, the synrift section is represented by older sediments of Triassic to Early Jurassic age, including a thick sequence of evaporites north of Guinea in Senegal.

In the north, the postrift section is Jurassic and younger, and by analogy with the margin farther north, probably comprises Jurassic and possibly Neocomian (Early Cretaceous) carbonates, which generally thin to the south and east, overlain by a dominantly clastic Cretaceous and Cenozoic passive-margin sequence. South, the postrift sequence is Late Cretaceous and Cenozoic, mainly clastics deposited on a passive margin.

5.2           HYDROCARBON SYSTEMS

Hydrocarbons have not been discovered in offshore Guinea, so there are currently no proven hydrocarbon systems. Potential hydrocarbon systems include (1) Late Cretaceous age source rocks (marine shale) charging Cretaceous age sandstone reservoirs (deepwater turbidite channel and fan deposits) in structural and structural-stratigraphic traps with seals provided by regional bathyal shales and intraformational shales, (2) Jurassic age source rocks (marine platform carbonates) charging Cretaceous age sandstone reservoirs (deepwater turbidite channel and fan deposits) in structural and structural- stratigraphic traps with seals provided by regional bathyal shales and intraformational shales, and (3) Cretaceous age source rocks (postrift and possibly synrift) charging Aptian-Albian age sandstone reservoirs (shallow marine deltaic) in structural tilted fault block traps with seals provided by fault gouge, cross-fault shales, and intraformational shales.

5.2.1        Source Rock

Hyperdynamics has made a concerted effort to understand and validate the presence of mature and expelling hydrocarbon source rocks in and around its Offshore Guinea License Area. Hyperdynamics contracted TDI-Brooks International, Inc. (TDI-Brooks) to conduct SGE programs in 2004 and 2009. In 2004, TDI-Brooks used geophysical methods (acoustic subbottom profiling) to identify seabed and near- subsurface features (e.g., faults, mounds) that could be conduits for upward migration of hydrocarbons. TDI-Brooks acquired 59 drop or piston cores and conducted geochemical analysis of a total of 162 samples from these cores. Of these 59 cores and 162 samples, TDI-Brooks identified only three samples that contained thermogenic oil. However, it is our experience with such surveys that a very high failure rate is common, and even drop cores taken around known seabed seeps can return barren of traces of petroleum.

Later in 2004, Hyperdynamics commissioned a remote-sensing study of surface slicks in the offshore area for follow-on sampling. These surface slicks (Figure 4) were first detected and validated through multiple RADARSAT scenes acquired over the Offshore Guinea License Area. Multiple RADARSAT images that detect nonmoving, repeatable surface anomalies are thought to represent natural oil seeps rather than transient, man-made oil slicks.

In 2009, TDI-Brooks conducted a second SGE program involving previously acquired geophysical data and an additional 19 drop cores with 57 analyzed samples.  Of these 57 samples, 16 indicated the presence of hydrocarbon gas (mainly methane) greater than background, and 1 core was determined to contain migrated thermogenic hydrocarbons (oil). Again, this apparently low success rate is typical of seabed geochemical operations based on our experience with such data.

Hyperdynamics then contracted GeoMark Research, Ltd. (GeoMark) to analyze the petroleum geochemistry of samples obtained during the 2009 sampling effort. GeoMark identified four suitable sea-surface slicks and subjected samples to geochemical analysis. Two samples were deemed to contain crude oil “likely generated from Jurassic carbonate source rocks (deposited in a warm-water intrashelf basin) of moderate to high thermal maturity” (Figure 4). GeoMark identified an additional sample that contained “trace amounts of crude oil probably from Cretaceous shale sources of moderate thermal maturity” (Figure 4). Separately, several of the samples from the 2004 survey were sent to Weatherford Laboratories for geochemical analysis, and the biomarkers identified suggest oil from a Cretaceous marine source rock.

These data coupled with the limited geochemical results obtained from the GU-2B-1 well (three Late Cretaceous shale samples indentified as good to very good source rock) suggest that there are at least two working source rocks and active source kitchens in the Offshore Guinea License Area: (1) a Jurassic carbonate source rock potentially mature and generating in a source kitchen northwest of the Hyperdynamics Offshore Guinea License Area on the Guinea Plateau (Figure 5) and (2) a Late Cretaceous source rock (possibly Turonian) potentially mature and generating in a source kitchen in the southern portion of the Offshore Guinea License Area (Figure 5). Additional source rock may exist in the synrift wedges of tilted fault blocks in the southeastern portion of the Offshore Guinea License Area as either lacustrine, but more likely, restricted shallow marine shales of Albian age.

5.2.2        Reservoir Rock

Based on the drilling and log analysis results of the GU-2B-1 well in the Hyperdynamics Offshore Guinea License Area, the presence and quality of reservoir in the vicinity of this well does not appear to be a significant risk, and this well could be considered close enough to the Structure 3 Prospect to provide direct analogs for reservoir potential there (Figure 4).  Figures 8 through 12 show our petrophysical evaluation of the GU-2B-1 as well as the evaluation conducted by Hyperdynamics. Four gross reservoir intervals were defined in this well (Upper Cretaceous, Turonian, Albian, and Aptian), and each of these intervals indicates the presence of reservoir-quality sandstone with decreasing porosity (32 percent to 21 percent) with increasing depth as expected for a system where reservoir quality is driven by compaction.

The Fan 1 Prospect is less well-supported by the reservoir analogies in the GU-2B-1 well because of the distance from the well (over 120 km) (Figure 4). However, Fan 1 has evidence of deepwater reservoir in the form of strong seismic anomalies and seismic character indicative of the presence of deepwater channels and fans. Definitive recognition of seismic stratigraphic features is difficult (if not impossible) on 2-D seismic data, so the 3-D seismic data that Hyperdynamics is currently acquiring over the Fan 1 Prospect and across the license area will greatly improve its ability to recognize depositional features and to reduce the uncertainty related to the presence of reservoir. The GU-2B-1 well contains significant Aptian and Albian age sandstones that could represent potential reservoirs in the tilted fault block leads identified by Hyperdynamics.

5.2.3        Hydrocarbon Traps

Hydrocarbon trap types in the Hyperdynamics Offshore Guinea License Area are expected to be typical of traps found offshore West Africa and will be represented by a mix of structural and stratigraphic traps with stratigraphic elements possible in many prospects and leads because of the nature of the deposition of deepwater turbidite channels and fans.  Prospects identified to date (Fan 1 and Structure 3) are structural, though the fan-like deposits in the Fan 1 Prospect will likely exhibit stratigraphic trapping concepts.

There is strong oceanward or westward dip in the postrift sequences in the Offshore Guinea License Area, so structural closures do not appear overly common based on our regional review of the data. This is consistent with the apparent absence of mobile salt in the basin, which commonly forms structural traps in West Africa. Hyperdynamics has evaluated a synrift tilted fault block play in the eastern portion of its license area on relatively sparse and variable-quality 2-D seismic and has generated 9 leads in large-to-fairly small traps formed by three-way fault closure along a series of northwest-to-southeast-trending, down-to-the-southwest normal faults.

The 3-D seismic data currently being acquired by Hyperdynamics will greatly improve its ability to identify potential stratigraphic traps, both small and large, across its acreage, and these same 3-D data may significantly reduce the risk of its existing portfolio, including any leads and prospects identified in the tilted fault play.

6.0          PREVIOUS EXPLORATION

In 1977, Buttes drilled the SOGUIP GU-2B-1, the lone offshore Guinea exploration well, as shown on Figure 3, to a total depth of 3,353 m.  The well drilled to the Barremian (earliest Cretaceous) and encountered several potential reservoirs and source rocks, as discussed in subsequent sections of this report. The well was drilled based on early-1970s-vintage 2-D seismic data that were generally only fair quality and certainly poorer quality than the modern 2-D and 3-D data that Hyperdynamics has acquired or is in the process of acquiring. The well does not appear to have been placed in an optimal position for the discovery of hydrocarbons, but it has nonetheless helped Hyperdynamics understand the petroleum system offshore Guinea.  Of note, the well penetrated a package of strong, discontinuous reflectors (Figure 13) that correlate to a nearly-500-m-thick zone of sedimentary rocks with interbedded volcanics (basalt) and volcanic breccia. This extrusive volcanic can be correlated areally to a region of relatively low total magnetic intensity, as shown on Figure 14, and the potential for other areas of extrusive, basaltic volcanics increases the uncertainty of future hydrocarbon exploration in the pre-Albian synrift section. (Low total magnetic intensity is consistent with a magnetic anomaly due to a high-iron-content source like basaltic lava impacted by the earth’s magnetic field near the equator that is nearly horizontal.)

Three whole cores and 22 sidewall cores were acquired by Buttes in the GU-2B-1 well. Core 1 from 2,622 to 2,625 m measured depth (MD) encountered Aptian-Albian age brecciated basalt, volcaniclastics, and a thin, altered sedimentary bed. Core 2 encountered mainly Aptian-Albian age brecciated basalt from 2,654 to 2,662 m MD. Core 3, the deepest whole core at 3,345 to 3,353 m MD, encountered 60 percent shale, 20 percent siltstone, and 20 percent sandstone with good porosity, all thought to be earliest Cretaceous in age.

The 22 sidewall cores were Senonian to Albian age and generally consisted of organic-lean sandstones and shales. The core analysis was apparently source rock- and geochemistry-focused since there was no evidence of routine core analysis for porosity and permeability of potential reservoir rocks. There was also no mention of hydrocarbon shows either in the sidewall core analysis or in the well’s mud log. Three shale sidewall core samples were described as good to very good for source rock potential: 6,279 feet (ft) (1,914 m MD, Turonian); 7,085 ft (2,159 m MD, Cenomanian); and 7,090 ft (2,161 m MD, Cenomanian).

7.0          PETROPHYSICAL ANALYSIS

Independent petrophysical calculations were carried out for the Buttes SOGUIP GU-2B-1 well (Figures 8 through 12). Gamma ray measurements were available throughout the well, and shale volume was calculated using the industry-standard Stieber nonlinear gamma ray transform. Zone and depth-related variations were observed in the shale and clean sand gamma ray readings. These likely resulted from variations in shale mineral composition and compaction. The interpretation endpoint values were therefore selected on a zone-by-zone basis.

For this well, porosity was calculated from the shale-corrected bulk density and neutron porosity measurements when available. An alternate porosity model was constructed using the sonic measurements for the deeper portions of the well. The sonic porosity model was calibrated to yield similar porosity estimates as the neutron density-based porosity model from this well.

Net reservoir (net sand) was estimated using three different methods:

•      Total porosity greater than 15 percent and shale volume less than 40 percent.

•      Total porosity greater than 15 percent and shale volume less than 40 percent plus deep resistivity less than 3 ohm-meters (to account for silt conductivity in the wet sands).

•      Neutron-density crossover within 4 porosity units.

Petrophysical well sections from the GU-2B-1 well in the Upper Cretaceous, Turonian, Albian, and Aptian are shown on Figures 8 through 11, respectively. Figure 12 is a table of results for our three methods and a comparison to petrophysical results provided by Hyperdynamics.

8.0          PROSPECTIVE RESOURCES

Using Seismic Micro-Technology, Inc. (SMT) Kingdom 2-D interpretation software and multiple SMT projects provided by Hyperdynamics, we have interpreted more than 70 2-D seismic lines over the Fan 1 and Structure 3 Prospects, as shown on Figure 15. We have also reviewed in detail the 2-D seismic interpretation and depth-conversion work conducted by Hyperdynamics over nine tilted fault block leads in the southeastern part of the Offshore Guinea License Area (Figure 16).

We interpreted a single horizon at the Top Turonian Fan for the Fan 1 Prospect and four horizons (Top Upper Cretaceous, Top Turonian, Near Top Albian, and Near Top Aptian) over the Structure 3 Prospect. Figure 17 shows our interpreted time horizons calibrated to the GU-2B-1 for the Structure 3 Prospect. Well-to-seismic calibration was a simple process of applying the time-depth data from the GU-2B-1 well to convert well picks to time. No synthetic seismogram tie was attempted, and such a tie was not deemed necessary because of the relatively poor-quality 2-D seismic data in the vicinity of the well. The interval of basalt volcanics in the GU-2B-1 correlated well with intervals of strong, discontinuous reflections, as shown on Figure 13.

Time-to-depth conversion was achieved by first smoothing and depth-converting the sea floor time structure (provided by Hyperdynamics) to depth by multiplying it by 1,500 meters per second (approximate velocity of sea water). We then generated an isochron between the smoothed sea floor time structure and the time structure horizon of interest. This isochron was converted to an isopach using the velocity function derived from the GU-2B-1 well, as shown on Figure 18, and the resultant isopach was added to the smooth sea floor depth. Because of the large increase in water depth across the Fan 1 Prospect (Figure 19), the time structure is distorted and no north dip is evident on Figure 20, the Fan 1

Prospect Top Turonian Fan time structure. On Figure 21, north dip and structural closure are clearly evident on the depth-converted Top Turonian Fan.

8.1           FAN 1 PROSPECT

8.1.1        Basic Data

Basin/License:	Offshore Guinea License
Exploration methods:	Multivintage 2-D seismic data
Water depth:	1,020 m
Prospective reservoirs:	Turonian age (Late Cretaceous) turbidite channel and fan sandstones
Reservoir depth:	2,200 m true vertical depth subsea (TVDSS)
Area of closure:	157.6 km2
Trap style:	Four-way closure with stratigraphic trapping elements possible
Source:	Jurassic carbonates, Late Cretaceous (Turonian?) marine shale
Main uncertainties:	Reservoir presence, reservoir quality, trap integrity, presence of volcanics
License terms:	Exploration Phase II: Commitments include over 2,000 km2 of 3-D seismic data and one exploratory well (over 2,500 m below sea floor)

8.1.2        Summary

The Fan 1 Prospect is 125 km west-northwest of the GU-2B-1 well and is a potential four-way structural trap with potential stratigraphic elements. The prospect is believed to be a deepwater turbidite channel-fan complex of Late Cretaceous (most likely Turonian) age. It is defined by over 30 2-D seismic lines of generally good to very good quality, many of which were acquired by Hyperdynamics during the past few years. The structure does not close in time (Figure 20) because of the overlying slope in the sea bed, but in depth, the potential structural closure exceeds 200 m (Figure 21). Figures 9 and 12, which show our petrophysical evaluation and summary petrophysical table, respectively, indicate the potential for significant net reservoir in the Turonian interval.  Figures 22 and 23 are, respectively, dip and strike seismic lines through the Fan 1 Prospect.

8.1.3        Parameters

NRV for the Fan 1 Prospect is based on a combination of GRV and NTG. GRV was determined from mapping and planimetering a gross isopach based on our Top Turonian Fan depth structure (Figure 24). For the Fan 1 Prospect, the low case GRV is 20 percent of the maximum GRV, the base case GRV is 50 percent of the maximum GRV, and the high case GRV is the maximum GRV as determined at the structural spillpoint of the Fan 1 structure. We determined NTG by estimating minimum, most likely, and maximum net pay thickness (based on regional analogs) at 20, 30, and 50 m, respectively, and distributing these across maximum structural closure for the prospect.

Volumetric parameters for the Fan 1 Prospect are listed in the following table:

			GRV			NTG
		Area	(10[3] m3)			(decimal)
Objective Interval	Type	(km2)	Low	Best	High	Low	Best	High

Turonian sandstone	Oil	157.6	1,951,760	9,758,802	16,571,723	0.10	0.15	0.25

Reservoir parameters for the Fan 1 Prospect are listed in the following table:

	Porosity			1-Sw			FVF			RF
	(decimal)			(decimal)			(RB/STB)			(decimal)
Objective Interval	Low	Best	High	Low	Best	High	Low	Best	High	Low	Best	High

Turonian sandstone	0.28	0.31	0.33	0.65	0.75	0.85	1.00	1.30	1.60	0.20	0.35	0.45

8.1.4        Probabilistic Estimates of Undiscovered OOIP and Unrisked Prospective Oil Resources

Probabilistic estimates of gross (100 percent) undiscovered OOIP and unrisked prospective oil resources, in millions of barrels (MMBBL), for the Fan 1 Prospect, as of July 1, 2010, are presented in the following table:

		Undiscovered OOIP			Unrisked Prospective Oil Resources
		(MMBBL)			(MMBBL)
		Low	Best	High	Low	Best	High
Objective Interval	Type	Estimate	Estimate	Estimate	Estimate	Estimate	Estimate

Turonian sandstone	Oil	901	1,688	2,675	243	567	1,021

8.1.5        Uncertainty/Risk Analysis

Our estimation of the probability of geologic success (Pg ) for the Fan 1 Prospect is 0.18. The main uncertainties for the Fan 1 Prospect are reservoir presence and quality, trap integrity, and presence of volcanics. We have used a risking methodology based on the techniques of Otis and Schneidermann (1997). By their definition, this prospect would be categorized as moderate risk. Our Pg has been estimated based on 2-D seismic data; Hyperdynamics is currently acquiring 3-D seismic data over this prospect that may significantly reduce the uncertainties related to trap and reservoir and will likely increase Pg significantly above the current level.

8.2           STRUCTURE 3 PROSPECT

8.2.1        Basic Data

Basin/License:	Offshore Guinea License
Exploration methods:	Multivintage 2-D seismic data
Water depth:	47 m
Prospective reservoirs:	Upper Cretaceous through Aptian age deepwater sandstones
Reservoir depth:	900 to 2,400 m TVDSS
Area of closure:	43 to 100 km2
Trap style:	Four-way closure
Source:	Jurassic carbonates, Late Cretaceous (Turonian?) marine shale
Main uncertainties:	Trap integrity, vertical seal, reservoir quality
License terms:	Exploration Phase II: Commitments include over 2,000 km2 of 3-D seismic data and one exploratory well (over 2,500 m below sea floor)

8.2.2        Summary

The Structure 3 Prospect is 28 km west-northwest of the GU-2B-1 well and is a potential four-way structural trap. The prospect is a series of potential closures ranging in age from latest Cretaceous to Aptian (Early Cretaceous). It is defined by over 20 2-D seismic lines of fair to good quality, many of which were acquired by Hyperdynamics during the past few years. The structure is in an area of relatively shallow water and flat sea bed, and it closes at all mapped horizons in time (Figure 25) as well as depth (Figure 26). Even with somewhat limited vertical structural relief (40 to 150 m), we consider these to be robust closures with well-defined north dip. Figures 8 through 11 and 12, which show our petrophysical evaluation and summary petrophysical table, respectively, indicate the potential for significant net reservoir in the Cretaceous intervals. Figures 17 and 27 are, respectively, dip and strike seismic lines through the Structure 3 Prospect.

8.2.3        Parameters

NRV for the Structure 3 Prospect is based on a combination of GRV and NTG. GRV was determined from mapping and planimetering a gross isopach based on our Upper Cretaceous, Top Turonian, Near Top Albian, and Near Top Aptian depth structures (Figure 28). For the Structure 3 Prospect, the low case GRV is 20 percent of the maximum GRV, the base case GRV is 50 percent of the maximum GRV, and the high case GRV is the maximum GRV as determined at the structural spillpoint of each of the Structure 3 structures. We determined NTG by estimating minimum, most likely, and maximum net pay thickness (based on regional analogs) at 20, 30, and 50 m, respectively, and distributing these across maximum structural closure of each reservoir interval for the prospect.

Volumetric parameters for the Structure 3 Prospect are listed in the following table:

			GRV			NTG
		Area	(10[3]m3)			(decimal)
Objective Interval	Type	(km2)	Low	Best	High	Low	Best	High

Upper Cretaceous sandstone	Oil	42.8	110,915	277,287	554,573	0.15	0.20	0.35
Turonian sandstone	Oil	99.1	1,120,038	2,800,096	5,600,191	0.15	0.20	0.35
Albian sandstone	Oil	66.2	876,475	2,191,189	4,382,377	0.13	0.20	0.33
Aptian sandstone	Oil	65.3	943,877	2,359,694	4,719,387	0.13	0.20	0.33

Reservoir parameters for the Structure 3 Prospect are listed in the following table:

	Porosity			1-Sw			FVF			RF
	(decimal)			(decimal)			(RB/STB)			(decimal)
Objective Interval	Low	Best	High	Low	Best	High	Low	Best	High	Low	Best	High

Upper Cretaceous sandstone	0.31	0.34	0.36	0.65	0.75	0.85	1.00	1.30	1.60	0.20	0.35	0.45
Turonian sandstone	0.28	0.31	0.33	0.65	0.75	0.85	1.00	1.30	1.60	0.20	0.35	0.45
Albian sandstone	0.25	0.28	0.31	0.60	0.70	0.80	1.00	1.30	1.60	0.20	0.35	0.45
Aptian sandstone	0.18	0.21	0.24	0.60	0.70	0.80	1.00	1.30	1.60	0.20	0.35	0.45

8.2.4        Probabilistic Estimates of Undiscovered OOIP and Unrisked Prospective Oil Resources

Probabilistic estimates of gross (100 percent) undiscovered OOIP and unrisked prospective oil resources for the Structure 3 Prospect, as of July 1, 2010, are presented in the following table:

		Undiscovered OOIP			Unrisked Prospective Oil
		(MMBBL)			Resources (MMBBL)
		Low	Best	High	Low	Best	High
Objective Interval	Type	Estimate	Estimate	Estimate	Estimate	Estimate	Estimate

Upper Cretaceous sandstone	Oil	50	85	137	14	28	52
Turonian sandstone	Oil	473	798	1,269	131	268	486
Albian sandstone	Oil	285	491	792	78	164	300
Aptian sandstone	Oil	236	400	642	65	133	244

8.2.5        Uncertainty/Risk Analysis

Our estimation of the Pg for the Structure 3 Prospect is 0.21. The main uncertainties for the Structure 3 Prospect are trap presence and effectiveness and reservoir quality. We have used a risking methodology based on the techniques of Otis and Schneidermann (1997). By their definition, this prospect would be categorized as moderate risk. Our Pg has been estimated based on 2-D seismic data; Hyperdynamics is currently acquiring 3-D seismic data over this prospect that may significantly reduce the uncertainties related to trap and reservoir and will likely increase Pg significantly above the current level.

8.3           TILTED FAULT BLOCK 1 LEAD

8.3.1        Basic Data

Basin/License:	Offshore Guinea License
Exploration methods:	Multivintage 2-D seismic data
Water depth:	750 m
Prospective reservoirs:	Aptian to Albian age (Early Cretaceous) shallow marine deltaic sandstones
Reservoir depth:	4,000 m TVDSS
Area of closure:	58.7 km2
Trap style:	Three-way fault closure
Source:	Late Cretaceous (Turonian?) marine shale, possible synrift Albian shallow marine shale
Main uncertainties:	Trap presence and integrity, reservoir presence, reservoir quality
License terms:	Exploration Phase II: Commitments include over 2,000 km2 of 3-D seismic data and one exploratory well (over 2,500 m below sea floor)

8.3.2        Summary

The Tilted Fault Block (TFB) 1 Lead is 68 km southeast of the GU-2B-1 well and is a potential three-way structural trap (fault trap). The lead will target Aptian to Albian age shallow marine deltaic sandstones charged either by stratigraphically younger Late Cretaceous marine shales to the southwest or by stratigraphically younger Early Cretaceous synrift shallow marine shales in the TFB 1 Lead fault block itself or an adjacent synrift fault block. This is analogous to Espoir Field offshore Côte d’Ivoire (where approximately 93 MMBBL of recoverable oil and 180 billion cubic feet of recoverable gas have been discovered) that also appears to have been charged by basinward and stratigraphically younger source rocks.

This lead is defined by over 15 2-D seismic lines of generally fair to good quality, many of which were acquired by Hyperdynamics during the past few years. 2-D seismic imaging and depth conversion are complicated by a highly channelized sea floor above the lead.  The northwest-to-southeast-trending structure is approximately 20 km long and 4 km wide with a potential gross closure height of 800 m, as shown on the TFB lead area location map on Figure 16 and the depth structure map on Figure 29. Figures 10 through 12, which show our petrophysical evaluation and summary petrophysical table, indicate the potential for significant net reservoir in the Aptian and Albian intervals. Figures 30 and 31 are, respectively, dip and strike seismic lines through the TFB 1 Lead.

8.3.3        Parameters

NRV for the TFB 1 Lead is based on a combination of GRV and NTG.  GRV was determined from mapping and planimetering a gross isopach based on Hyperdynamics’ top reservoir depth structure (Figure 29). For the TFB 1 Lead, the low case GRV is 20 percent of the maximum GRV, the base case GRV is 50 percent of the maximum GRV, and the high case GRV is the maximum GRV as determined at the structural spillpoint of the TFB 1 structure (Figure 29). We determined NTG by estimating minimum, most likely, and maximum net pay thickness (based on regional analogs) at 20, 30, and 50 m, respectively, and distributing these across maximum structural closure for the prospect.

Volumetric parameters for the TFB 1 Lead are listed in the following table:

			GRV			NTG
		Area	(10[3] m3)			(decimal)
Objective Interval	Type	(km2)	Low	Best	High	Low	Best	High

Aptian-Albian sandstone	Oil	58.7	5,097,584	12,743,960	25,487,919	0.03	0.04	0.06

Reservoir parameters for the TFB 1 Lead are listed in the following table:

	Porosity			1-SW			FVF			RF
	(decimal)			(decimal)			(RB/STB)			(decimal)
Objective Interval	Low	Best	High	Low	Best	High	Low	Best	High	Low	Best	High

Aptian-Albian sandstone	0.21	0.25	0.28	0.60	0.70	0.80	1.00	1.30	1.60	0.20	0.35	0.45

8.3.4        Probabilistic Estimates of Undiscovered OOIP and Unrisked Prospective Oil Resources

Probabilistic estimates of gross (100 percent) undiscovered OOIP and unrisked prospective oil resources for the TFB 1 Lead, as of July 1, 2010, are presented in the following table:

		Undiscovered OOIP			Unrisked Prospective Oil
		(MMBBL)			Resources (MMBBL)
		Low	Best	High	Low	Best	High
Objective Interval	Type	Estimate	Estimate	Estimate	Estimate	Estimate	Estimate

Aptian-Albian sandstone	Oil	282	478	766	78	161	290

8.3.5        Uncertainty/Risk Analysis

Our estimation of the Pg for the TFB 1 Lead is 0.11. The main uncertainties for the TFB 1 Lead are trap presence and integrity and reservoir presence and quality. We have used a risking methodology based on the techniques of Otis and Schneidermann (1997). By their definition, this lead would be categorized as high risk.  Our Pg has been estimated based on 2-D seismic data; Hyperdynamics is currently acquiring 3-D seismic data over this lead that may significantly reduce the uncertainties related to trap and reservoir and will likely increase Pg significantly above the current level.

8.4                                 OTHER TFB LEADS SUMMARY

The remaining TFB leads in the Offshore Guinea License Area follow the same general play concept as the TFB 1 Lead, and they are identified on similar vintage, quality, and coverage of 2-D seismic data. These additional eight leads (TFB 2A, TFB 2B, TFB 3, TFB 4, TFB 5A, TFB 5B, TFB 8A, and TFB 8B) are shown on Figure 16.

8.4.1        Parameters

NRV for the remaining TFB leads is based on a combination of GRV and NTG. GRV was determined from mapping and planimetering a gross isopach based on Hyperdynamics’ top reservoir depth structure. For each lead, the low case GRV is 20 percent of the maximum GRV, the base case GRV is 50 percent of the maximum GRV, and the high case GRV is the maximum GRV as determined at the structural spillpoint of each of the structures.  We determined NTG by estimating minimum, most likely, and maximum net pay thickness (based on regional analogs) at 20, 30, and 50 m, respectively, and distributing these across maximum structural closure of each reservoir interval for each lead.

Volumetric parameters for the TFB leads are listed in the following table:

			GRV			NTG
		Area	(10[3] m3)			(decimal)
Objective Interval/Lead	Type	(km2)	Low	Best	High	Low	Best	High

Aptian-Albian sandstone
TFB 2A	Oil	19.4	1,186,623	2,966,577	5,933,114	0.03	0.05	0.08
TFB 2B	Oil	28.4	841,471	2,103,667	4,207,353	0.05	0.08	0.13
TFB 3	Oil	84.1	6,802,837	17,007,092	34,014,184	0.03	0.05	0.08
TFB 4	Oil	112.9	8,054,822	20,137,055	40,274,110	0.03	0.05	0.08
TFB 5A	Oil	17.6	698,920	1,174,301	3,494,602	0.05	0.08	0.13
TFB 5B	Oil	28.2	1,837,844	4,594,610	9,189,219	0.03	0.05	0.08
TFB 8A	Oil	19.9	1,304,242	3,260,604	6,521,208	0.03	0.04	0.06
TFB 8B	Oil	21.7	1,310,331	3,275,827	6,551,654	0.03	0.05	0.08

Reservoir parameters for the TFB leads are listed in the following table:

	Porosity			1-Sw			FVF			RF
	(decimal)			(decimal)			(RB/STB)			(decimal)
Objective Interval	Low	Best	High	Low	Best	High	Low	Best	High	Low	Best	High

Aptian-Albian sandstone	0.21	0.25	0.28	0.60	0.70	0.80	1.00	1.30	1.60	0.20	0.35	0.45
TFB 2A	0.21	0.25	0.28	0.60	0.70	0.80	1.00	1.30	1.60	0.20	0.35	0.45
TFB 2B	0.21	0.25	0.28	0.60	0.70	0.80	1.00	1.30	1.60	0.20	0.35	0.45
TFB 3	0.21	0.25	0.28	0.60	0.70	0.80	1.00	1.30	1.60	0.20	0.35	0.45
TFB 4	0.21	0.25	0.28	0.60	0.70	0.80	1.00	1.30	1.60	0.20	0.35	0.45
TFB 5A	0.21	0.25	0.28	0.60	0.70	0.80	1.00	1.30	1.60	0.20	0.35	0.45
TFB 5B	0.21	0.25	0.28	0.60	0.70	0.80	1.00	1.30	1.60	0.20	0.35	0.45
TFB 8A	0.21	0.25	0.28	0.60	0.70	0.80	1.00	1.30	1.60	0.20	0.35	0.45
TFB 8B	0.21	0.25	0.28	0.60	0.70	0.80	1.00	1.30	1.60	0.20	0.35	0.45

8.4.2        Probabilistic Estimates of Undiscovered OOIP and Unrisked Prospective Oil Resources

Probabilistic estimates of gross (100 percent) undiscovered OOIP and unrisked prospective oil resources for the TFB leads, as of July 1, 2010, are presented in the following table:

		Undiscovered OOIP			Unrisked Prospective Oil Resources
		(MMBBL)			(MMBBL)
		Low	Best	High	Low	Best	High
Objective Interval/Lead	Type	Estimate	Estimate	Estimate	Estimate	Estimate	Estimate

Aptian-Albian sandstone
TFB 2A	Oil	86	148	236	24	49	90
TFB 2B	Oil	93	159	253	26	53	96
TFB 3	Oil	499	845	1,362	137	285	528
TFB 4	Oil	598	1,003	1,609	165	335	615
TFB 5A	Oil	77	130	211	21	44	81
TFB 5B	Oil	134	232	366	38	78	141
TFB 8A	Oil	72	122	196	20	41	75
TFB 8B	Oil	96	162	263	26	54	99

8.4.3        Uncertainty/Risk Analysis

Our estimation of the Pg for the TFB 2A, 2B, 3, and 4 Leads is 0.11 and for the TFB 5A, 5B, 8A, and 8B Leads is 0.09. The TFB 5A, 5B, 8A, and 8B Leads are one- or two-line leads with limited strike line control with the current 2-D seismic data; therefore, these leads have a slightly higher risk (lower Pg) than the TFB 2A, 2B, 3, and 4 Leads, which have better data quality and coverage, including a number of strike lines to allow for more confident jumps from dip line to dip line. The main uncertainties for these leads are trap presence and integrity and reservoir presence and quality.  We have used a risking methodology based on the techniques of Otis and Schneidermann (1997). By their definition, these leads would be categorized as high risk.  Our Pg values have been estimated based on 2-D seismic data; Hyperdynamics is currently acquiring 3-D seismic data over these leads that may significantly reduce the uncertainties related to trap and reservoir and will likely increase Pg significantly above the current level.

9.0          CONCLUSIONS

We have estimated unrisked prospective resources for two prospects and nine leads in Hyperdynamics’ Offshore Guinea License Area in accordance with the PRMS. The estimates of in-place and prospective resources volumes in this report are based on the available data, and they have been based on volumetric assessments only. For the two prospects and nine leads, we considered uncertainty ranges of GRV, NTG, porosity, 1-Sw, and RF in making our estimates. The prospective resources included in this report are subclassified as prospects and leads; they indicate exploration opportunities and development potential in the event a petroleum discovery is made and should not be construed as reserves or contingent resources. Prospective resources are those quantities of petroleum which are estimated, as of a given date, to be potentially recoverable from undiscovered accumulations by application of future development projects.

FIGURES

NETHERLAND, SEWELL
& ASSOCIATES, INC.
SENEGAL
THE GAMBIA
MALI
NIGER
DRC
BURKINA FASO
GUINEA
BENIN
SIERRA LEONE
NIGERIA
TOGO
GHANA
CÔTE D'IVOIRE
LIBERIA
Hyperdynamics License Area
CAMEROON
North Atlantic Ocean
Gulf of Guinea
E.G.
Equator
GABON
Map Area
AFRICA
Western Africa
Regional Location Map
SCALE IN KILOMETERS
0
100
200
400
600

Figure 1

All estimates and exhibits herein are part of this NSAI report and are subject to its parameters and conditions.

NETHERLAND, SEWELL & ASSOCIATES, INC.

18°00'W
17°00'W
16°00'W
15°00'W
14°00'W
10°00'N
9°00'N
8°00'N
GUINEA
Conakry
A1
A2
A3
A4
A5
B1
B2
B3
B4
B5
C1
C2
C3
C4
C5
D1
D2
D3
D4
E1
E2
E3
E4
F1
F2
F3
G1
GU-2B-1
Legend
Original Hyperdynamics License Area
Current Hyperdynamics License Area
Offshore Guinea
Hyperdynamics
Offshore Guinea License Area
SCALE IN KILOMETERS
0
25
50
100
150

Figure 2

All estimates and exhibits herein are part of this NSAI report and are subject to its parameters and conditions.

NSAI
NETHERLAND, SEWELL & ASSOCIATES, INC.

18°00'W
17°00'W
16°00'W
15°00'W
14°00'W
10°00'N
9°00'N
8°00'N
GUINEA
Conakry
GU-2B-1
Legend
Current Hyperdynamics License Area
1974-1984 Surveys
1986 Survey
2002 Survey
2003 Survey
2008 Survey
2009 Survey
Hyperdynamics License Area
Offshore Guinea
Seismic Data Coverage
SCALE IN KILOMETERS
0
25
50
100
150

Figure 3

All estimates and exhibits herein are part of this NSAI report and are subject to its parameters and conditions.

NETHERLAND, SEWELL & ASSOCIATES, INC.

18°00'W
17°00'W
16°00'W
15°00'W
14°00'W
10°00'N
9°00'N
8°00'N
Jurassic Seeps
GUINEA
Conakry
Cretaceous Seeps
Fan 1 Prospect
GU-2B-1
Structure 3 Prospect
Tilted Fault Block Lead Area
Legend
Current Hyperdynamics License Area
Identified Oil Seep
3-D Seismic Survey
Prospect/Lead
Hyperdynamics License Area
Offshore Guinea
Prospect, Lead, 3-D Seismic Survey, and Identified Oil Seep Locations
SCALE IN KILOMETERS
0
25
50
100
150

Figure 4

All estimates and exhibits herein are part of this NSAI report and are subject to its parameters and conditions.

NSAI NETHERLAND, SEWELL & ASSOCIATES, INC.

Albian Structure Depth (km)
1
2
3
4
5
6
7
Jurassic Rifted Margin
Jurassic Carbonate Source Rock Area
Sediment-Supply Pathways
Seep: Jurassic Carbonate Source Rock
Seeps: Cretaceous Source Rock
Fan 1 Prospect
Structure 3 Prospect
Guinea Transform Fault Zone
Cretaceous Source Rock Area
Pre-Albian Rifted Margin
Tilted Fault Block Play
Jurassic Structures
Prospects/ Leads
Hydrocarbon migration
Sediment supply
N

Offshore Guinea

Tectonic Setting and Petroleum Systems

SCALE IN KILOMETERS
0 25 50 100

Adapted from a figure provided by Hyperdynamics Corporation.

Figure 5

All estimates and exhibits herein are part of this NSAI report and are subject to its parameters and conditions.

NSAI NETHERLAND, SEWELL & ASSOCIATES, INC.

## Stratigraphic Column
## Offshore Guinea

Era
System
Series
Lithology
Cenozoic
Tertiary
Pleistocene/Recent
Neogene
Pliocene
Miocene
Paleogene
Oligocene
Eocene
Paleocene
Source Rock?
Mesozoic
Cretaceous
Late
Early
Source Rock?
Reservoir
Source Rock?
Paleozoic
Unknown (Possibly Devonian to Ordovician)
Source Rock?
Legend
Sandstone
Shale
Siltstone
Conglomerate/Gravel
Dolomite
Limestone
Volcanic Rock/Volcanic Breccia

*Adapted from a figure provided by Hyperdynamics Corporation.*

Figure 6

All estimates and exhibits herein are part of this NSAI report and are subject to its parameters and conditions.

NSAI NETHERLAND, SEWELL & ASSOCIATES, INC.

15°W
10°W
10°N
5°N
Senegal Basin
Central North Atlantic
Bové Basin
Africa
Demerara Rise
South America
Para-Maranhao Basin

A. Hauterivian (125 MYBP)

15°W
10°W
10°N
5°N
Senegal Basin
Central North Atlantic
Bové Basin
Africa
Demerara Rise
Possible Albian-Aptian Marine Source Rock
South America
Para-Maranhao Basin

B. Early Albian (110 MYBP)

15°W
10°W
10°N
5°N
Senegal Basin
Central North Atlantic
Guinea Plateau
Bové Basin
Africa
Demerara Rise
Possible Albian-Aptian Marine Source Rock
South America
Para-Maranhao Basin

C. Late Albian (100 MYBP)

15°W
10°W
10°N
5°N
Senegal Basin
Central North Atlantic
Bové Basin
Africa
South America
Para-Maranhao Basin
Widespread Cenomanian-Turonian Marine Source Rock

D. Santonian (85 MYBP)

Legend

Hyperdynamics License Area

**Offshore Guinea**

**Sequential Opening of the Atlantic Ocean**

SCALE IN KILOMETERS

0 250 500 1,000

*Adapted from a figure provided by Hyperdynamics Corporation. (Original source: Brownfield and Charpentier, 2003, US Geological Survey Bulletin 2207-A.)*

Figure 7

All estimates and exhibits herein are part of this NSAI report and are subject to its parameters and conditions.

NSAI NETHERLAND, SEWELL & ASSOCIATES, INC.

GU-2B-1 Well Log – Upper Cretaceous
Offshore Guinea

DEPT (FT)
4200
4400
4600
4800
5000
5200
5400
5600
5800
6000
Upper Cretaceous
Crossover
Geologic_Desc
Dolomitic sandstone and clay
Quartzous sands and siltstone
Dolomite
Quartzous gravels
Shale with Inoceramus fragments
Porous dolomite
Carbonaceous clay and lignite beds
Sands and gravel beds
Purple -red shale
Calcareous shale and sandy limestone series
Sandstone and sandy limestone series
Calcarenitic limestone-sandstone
Sandstone (Turonian)
Top Upper Cretaceous

Note: NSAI's petrophysical results (red curves in tracks 7 and 8) shown herein and compared to other petrophysical calculations provided by Hyperdynamics (black curves in tracks 7 and 8) were used only in a qualitative manner. Petrophysical analysis of this well indicates a significant presence of reservoir-quality sand.

Figure 8

All estimates and exhibits herein are part of this NSAI report and are subject to its parameters and conditions.

NSAI NETHERLAND, SEWELL & ASSOCIATES, INC.

GU-2B-1 Well Log – Turonian
Offshore Guinea

DEPT (FT)
6200
6400
6600
6800
7000
7200
Turonian
Geologic_Desc
Sandstone (Turonian)
Top Turonian
Shale with dense claystone interbeds
Shale and clay with sandstone layers
Sandstone, quartzous with various cements
Shale with sandstone lenses
Quartzous sand and gravel
Shale, gray and silver, soft
Sandstone with carbonaceous matrix
Clay and shale beds
Sand and sandstone very porous
Shale with yellowish mineralization
Reddish clay and sand

Note: NSAI's petrophysical results (red curves in tracks 7 and 8) shown herein and compared to other petrophysical calculations provided by Hyperdynamics (black curves in tracks 7 and 8) were used only in a qualitative manner. Petrophysical analysis of this well indicates a significant presence of reservoir-quality sand.

Figure 9

All estimates and exhibits herein are part of this NSAI report and are subject to its parameters and conditions.

NSAI NETHERLAND, SEWELL & ASSOCIATES, INC.

GU-2B-1 Well Log – Albian
Offshore Guinea

Top Albian
Geologic_Desc
GR Scale Change
7400
8000
8200
8400
8600
8800
9000
9200
9400
9600

Note: NSAI's petrophysical results (red curves in tracks 7 and 8) shown herein and compared to other petrophysical calculations provided by Hyperdynamics (black curves in tracks 7 and 8) were used only in a qualitative manner. Petrophysical analysis of this well indicates a significant presence of reservoir-quality sand.

Figure 10

All estimates and exhibits herein are part of this NSAI report and are subject to its parameters and conditions.

NSAI NETHERLAND, SEWELL & ASSOCIATES, INC.

GU-2B-1 Well Log – Aptian
Offshore Guinea

Top Aptian
9600
9800
10000
10200
10400
10600
10800
Geologic_Desc
Sandstone with dolomitic sandstone beds
Shale with dolomitic sandstone beds
Volcanic breccia
Shales with sandstone
Sandstone with excellent porosity. Shale intercalations of sandstones
Lower Cretaceous - Aptian

Note: NSAI's petrophysical results (red curves in tracks 7 and 8) shown herein and compared to other petrophysical calculations provided by Hyperdynamics (black curves in tracks 7 and 8) were used only in a qualitative manner. Petrophysical analysis of this well indicates a significant presence of reservoir-quality sand.

Figure 11

All estimates and exhibits herein are part of this NSAI report and are subject to its parameters and conditions.

PETROPHYSICAL EVALUATION RESULTS – GU-2B-1 WELL

HYPERDYNAMICS LICENSE AREA, OFFSHORE GUINEA

AS OF JULY 1, 2010

Petrophysical Interpretation/	Measured Depth (ft)		Sandstone Pay Thickness (ft)		NTG	Porosity (decimal)
Reservoir	Top	Base	Gross	Net	(decimal)	Total	Effective

Petrophysical Solutions, Inc. (Hyperdynamics)(1)
Upper Cretaceous	4,573	6,161	1,588	639	0.40	N/A	0.27
Turonian	6,161	7,316	1,155	743	0.64	N/A	0.29
Albian	7,316	9,616	2,300	481	0.21	N/A	0.23
Aptian	9,616	10,984	1,368	291	0.21	N/A	0.21

NSAI (Vshale < 0.4, PHIT > 0.15)
Upper Cretaceous	4,573	6,161	1,588	827	0.52	0.32	0.25
Turonian	6,161	7,316	1,155	827	0.72	0.30	0.26
Albian	7,316	9,616	2,300	844	0.37	0.28	0.22
Aptian	9,616	10,984	1,368	321	0.23	0.21	0.19

NSAI (Vshale < 0.4, PHIT > 0.15, Silt Discriminator)
Upper Cretaceous	4,573	6,161	1,588	725	0.46	0.32	0.25
Turonian	6,161	7,316	1,155	793	0.69	0.31	0.26
Albian	7,316	9,616	2,300	644	0.28	0.30	0.24
Aptian	9,616	10,984	1,368	311	0.23	0.21	0.19

NSAI (Neutron-Density Sand Indicator)
Upper Cretaceous	4,573	6,161	1,588	287	0.18	0.35	0.29
Turonian	6,161	7,316	1,155	586	0.51	0.32	0.27

(1) Petrophysical results were provided by Hyperdynamics and calculated by Petrophysical Solutions, Inc.

Figure 12

All estimates and exhibits herein are part of this NSAI report and are subject to its parameters and conditions.

NSAI NETHERLAND, SEWELL & ASSOCIATES, INC.

Seismic Line BOS09-052A
GU-2B-1 Well and Potential Basalt Flows
Offshore Guinea
SW
NE
1,000
1,500
2,000
2,500
3,000
Two-Way Time (ms)
GU-2B-1
Basalt in Well
Potential Basalt Flows
Total Magnetic Intensity

Figure 13

All estimates and exhibits herein are part of this NSAI report and are subject to its parameters and conditions.

NSAI NETHERLAND, SEWELL & ASSOCIATES, INC.

Fan 1 Prospect
Structure 3 Prospect
GU-2B-1 Well
Area of suspected basaltic lava flows as intersected in GU-2B-1 well
N

Hyperdynamics License Area
Offshore Guinea

Total Magnetic Intensity

SCALE IN METERS
0 12,500 25,000 50,000

Note: Cool colors represent low total magnetic intensity, and warm colors represent high total magnetic intensity.

Figure 14

All estimates and exhibits herein are part of this NSAI report and are subject to its parameters and conditions.

NSAI NETHERLAND, SEWELL & ASSOCIATES, INC.

Structure 3 Prospect
License Area Boundary
Fan 1 Prospect
400,000
450,000
500,000
1,050,000
1,000,000
GU-2B-1

Hyperdynamics License Area
Offshore Guinea

NSAI-Interpreted Seismic Lines

SCALE IN METERS
0 12,500 25,000 50,000

Figure 15

All estimates and exhibits herein are part of this NSAI report and are subject to its parameters and conditions.

NETHERLAND, SEWELL
& ASSOCIATES, INC.

1
2A
2B
3
4
5A
5B
8A
8B
N

Hyperdynamics License Area
Offshore Guinea

Tilted Fault Block
Lead Locations

SCALE IN METERS
0 5,000 10,000 20,000

Figure 16

All estimates and exhibits herein are part of this NSAI report and are subject to its parameters and conditions.

NSAI NETHERLAND, SEWELL & ASSOCIATES, INC.

Seismic Line BOS09-073A
Structure 3 Prospect
Offshore Guinea
NW
SE
Two-Way Time (ms)
1,000
1,500
2,000
2,500
Top Upper Cretaceous
Near Top Albian
Top Turonian
Near Top Aptian

Figure 17

All estimates and exhibits herein are part of this NSAI report and are subject to its parameters and conditions.

NSAI NETHERLAND, SEWELL & ASSOCIATES, INC.

VELOCITY FUNCTION – GU-2B-1 WELL
OFFSHORE GUINEA

0
500
1,000
1,500
2,000
2,500
3,000
3,500
4,000
Depth (meters subsea)
y = 295.73x2 + 768.43x
R2 = 0.9988
0.0
0.5
1.0
1.5
2.0
2.5
Two-Way Time (seconds)

Figure 18

All estimates and exhibits herein are part of this NSAI report and are subject to its parameters and conditions.

NETHERLAND, SEWELL & ASSOCIATES, INC.

360,000
370,000
380,000
390,000
400,000
410,000
1,040,000
1,030,000
1,020,000
1,010,000
1,000,000
-200
-300
-400
-500
-600
-700
-800
-900
-1000
-1100
-1200
-1300
-1400
-1500
-1600
-1700
-1800
-1900
-2000
-2100
-2200

Fan 1 Prospect
Offshore Guinea

Depth Structure
Top Sea Floor

Contour Interval: 100 m

SCALE IN METERS
0 2,500 5,000 10,000

Figure 19

All estimates and exhibits herein are part of this NSAI report and are subject to its parameters and conditions.

NSAI NETHERLAND, SEWELL & ASSOCIATES, INC.

360,000
370,000
380,000
390,000
400,000
410,000
1,040,000
1,030,000
1,020,000
1,010,000
1,000,000
2000
2100
2150
2200
2250
2300
2350
2400
2450
2500
2550
2600
2700
2750
2800
2850
2900
N

Fan 1 Prospect
Offshore Guinea

Time Structure
Top Turonian Fan

Contour Interval: 50 ms

SCALE IN METERS
0 2,500 5,000 10,000

Figure 20

All estimates and exhibits herein are part of this NSAI report and are subject to its parameters and conditions.

NETHERLAND, SEWELL
& ASSOCIATES, INC.

360,000
370,000
380,000
390,000
400,000
410,000
1,040,000
1,030,000
1,020,000
1,010,000
1,000,000
N
Fan 1 Prospect
Offshore Guinea
Depth Structure
Top Turonian Fan
Contour Interval: 25 m
SCALE IN METERS
0
2,500
5,000
10,000

Figure 21

All estimates and exhibits herein are part of this NSAI report and are subject to its parameters and conditions.

NSAI NETHERLAND, SEWELL & ASSOCIATES, INC.

Seismic Line GS108-083
Fan 1 Prospect
Offshore Guinea

S
N
Top Fan 1
Two-Way Time (ms)
2,000
2,500
3,000
3,500

Figure 22

All estimates and exhibits herein are part of this NSAI report and are subject to its parameters and conditions.

NSAI NETHERLAND, SEWELL & ASSOCIATES, INC.

Seismic Line GS108-010
Fan 1 Prospect
Offshore Guinea

W
E
2,000
2,500
3,000
3,500
Two-Way Time (ms)
Top Fan 1

Figure 23

All estimates and exhibits herein are part of this NSAI report and are subject to its parameters and conditions.

NETHERLAND, SEWELL
& ASSOCIATES, INC.

360,000
370,000
380,000
390,000
400,000
410,000
1,040,000
1,030,000
1,020,000
1,010,000
1,000,000
50
0

Fan 1 Prospect
Offshore Guinea

Gross Isopach
Turonian Fan

Contour Interval: 50 m
SCALE IN METERS
0 2,500 5,000 10,000

Figure 24

All estimates and exhibits herein are part of this NSAI report and are subject to its parameters and conditions.

Figure 25

All estimates and exhibits herein are part of this NSAI report and are subject to its parameters and conditions.

Figure 26

All estimates and exhibits herein are part of this NSAI report and are subject to its parameters and conditions.

NETHERLAND, SEWELL & ASSOCIATES, INC.

Seismic Line BOS09-043A
Structure 3 Prospect
Offshore Guinea

SW
NE
Two-Way Time (ms)
1,000
1,500
2,000
2,500
Top Upper Cretaceous
Top Turonian
Near Top Albian
Near Top Aptian

Figure 27

All estimates and exhibits herein are part of this NSAI report and are subject to its parameters and conditions.

Figure 28

All estimates and exhibits herein are part of this NSAI report and are subject to its parameters and conditions.

NETHERLAND, SEWELL & ASSOCIATES, INC.

536000
546000
556000
566000
LG-99-03A

TFB 1 Lead

Offshore Guinea

Depth Structure
Top Aptian-Albian

Contour Interval: 100 m

SCALE IN METERS

0 1,250 2,500 5,000

Figure 29

All estimates and exhibits herein are part of this NSAI report and are subject to its parameters and conditions.

NSAI NETHERLAND, SEWELL & ASSOCIATES, INC.

Seismic Line BOS09-064A
TFB 1 Lead
Offshore Guinea
SW
NE
1,000
2,000
3,000
4,000
Two-Way Time (ms)
Top Upper Cretaceous
Near Top Albian
Near Top Aptian

Figure 30

All estimates and exhibits herein are part of this NSAI report and are subject to its parameters and conditions.

NSAI NETHERLAND, SEWELL & ASSOCIATES, INC.

Seismic Line BOS09-073A
TFB 1 Lead
Offshore Guinea
NW
SE
Top Upper Cretaceous
Near Top Albian
Near Top Aptian
2,000
3,000
4,000
Two-Way Time (ms)

Figure 31

All estimates and exhibits herein are part of this NSAI report and are subject to its parameters and conditions.